Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Generations Bancorp NY, Inc.

Seneca Falls, New York

As Of:

August 21, 2020

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets - At June 30, 2020 and at December 31, 2019	73
2	Balance Sheets - At December 31, 2015 through 2018	74-72
3	Statement of Income for the Twelve Months Ended June 30, 2020 and the Year Ended December 31, 2019	76
4	Statements of Income for the Years Ended December 31, 2015 through 2018	77
5	Selected Financial Information	78
6	Income and Expense Trends	79
7	Normalized Earnings Trend	80
8	Performance Indicators	81
9	Volume/Rate Analysis	82
10	Yield and Cost Trends	83
11	Net Portfolio Value	84
12	Loan Portfolio Composition	85
13	Loan Maturity Schedule	86
14	Loan Originations and Purchases, Sales and Repayments	87
15	Delinquent Loans	88-89
16	Nonperforming Assets	90-91
17	Classified Assets	92
18	Allowance for Loan Losses	93-94
19	Investment Portfolio Composition	95
20	Mix of Deposits	96
21	Certificates of Deposit by Maturity	97
22	Borrowed Funds Activity	98
23	Offices of Generations Bank	99
24	Management of the Bank	100
25	Key Demographic Data and Trends	101
26	Key Housing Data	102
27	Major Sources of Employment	103
28	Unemployment Rates	104
29	Market Share of Deposits	105
30	National Interest Rates by Quarter	106

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

31	Thrift Share Data and Pricing Ratios	107
32	Key Financial Data and Ratios	113
33	Recently Converted Thrift Institutions	119
34	Acquisitions and Pending Acquisitions	120
35	Comparable Group Selection - Balance Sheets Parameters	121
36	Comparable Group Selection - Operating Performance and Asset Quality Parameters	122
37	Final Comparable Group - Balance Sheet Ratios	123
38	Final Comparable Group - Operating Performance and Asset Quality Ratios	124
39	Comparable Group Characteristics and Balance Sheet Totals	125
40	Balance Sheet - Asset Composition Most Recent Quarter	126
41	Balance Sheet - Liability and Equity Most Recent Quarter	127
42	Income and Expense Comparison - Trailing Four Quarters	128
43	Income and Expense Comparison as a Percent of Average Assets	129
44	Yields, Costs and Earnings Ratios - Trailing Four Quarters	130
45	Reserves and Supplemental Data	131
46	Comparable Group Market, Pricing and Financial Ratios	132
47	Valuation Analysis and Conclusions	133
48	Pro Forma Effects of Conversion Proceeds - Minimum	134
49	Pro Forma Effects of Conversion Proceeds - Midpoint	135
50	Pro Forma Effects of Conversion Proceeds - Maximum	136
51	Summary of Valuation Premium or Discount	137

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	139
B	RB 20 Certification	143
C	Affidavit of Independence	144

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of the new Generations Bancorp NY, Inc. (the “Corporation”), a newly formed Maryland corporation and the new holding company of Generations Bank (“Generations” or the “Bank”), Seneca Falls, New York, in connection with the conversion of Seneca Falls Savings Bank, MHC. The shares of common stock to be issued represent the majority interest in Seneca Falls Savings Bank, MHC, which was formed in 2006. Generations is a subsidiary of the Corporation. Under the Plan of Conversion, Seneca Falls Savings Bank, MHC will cease to exist, with Generations becoming a wholly owned subsidiary of the Corporation. The existing shares of stock in Seneca-Cayuga Bancorp, Inc., now named Generations Bancorp NY, Inc., will be exchanged for shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission ("SEC"). In accordance with the conversion, there will be an issuance of 60.1 percent of the Corporation’s stock, representing the ownership of Seneca Falls Savings Bank, MHC, in the Corporation, along with the balance of assets held by Seneca Falls Savings Bank, MHC of $16,000, resulting in a 60.1 percent public offering based on the midpoint valuation. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five years ended December 31, 2015, 2016, 2017, 2018 and 2019, and unaudited financial statements for the six months ended June 30, 2019 and 2020, and discussed them with Generations’ management and with Generations’ prior independent auditors, Bonadio & Co., LLP, Syracuse, New York, and with their new independent auditor, BKD, LLP. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have become familiar with Generations’ market area. The Bank has ten offices, including its main office and nine branches.

We have studied the economic and demographic characteristics of the primary retail market area, and analyzed the Bank’s primary retail market area relative to New York and the United States. We have also examined the competitive market within which Generations operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

Introduction (cont.)

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Generations to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF GENERATIONS BANK

GENERAL

Generations Bank (“Generations”) was organized in 1870 as a state-chartered mutual savings and loan association. The Bank changed its name to Generations Bank in 2012. In March 2000, the Bank formed its mutual holding company, Seneca Falls Savings Bank, MHC, and completed a minority stock offering as well as formed its holding company, Seneca-Cayuga Bancorp, Inc. In 2020, a new holding company was organized, Generations Bancorp NY, Inc., a Maryland corporation, and will become the holding company of Generations Bank. The Corporation plans to complete a stock offering equal to all the shares owned by Seneca Falls Savings Bank, MHC, and resulting in its elimination.

Generations conducts its business from its main office in Seneca Falls, New York, and its nine branches, two in Auburn, one in Union Springs, one in Waterloo, one in Geneva, one in Phelps, one in Farmington, one in Albion, and one in Medina. The Bank’s primary retail market is focused on Cayuga, Seneca, Ontario and Orleans Counties. The Bank has three offices in Cayuga County, two offices in Seneca County, three offices in Ontario County and two offices in Orleans County.

Generations’ deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Generations is a member of the Federal Home Loan Bank (the "FHLB") of New York and is regulated by the OCC. As of June 30, 2020, Generations had assets of $372,320,000 deposits of $304,649,000 and equity of $29,338,000.

Generations has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Generations has been involved in the origination of one- to four-family mortgage loans, which represented 17.7 percent of its loan originations during the six months ended June 30, 2020. One- to four-family mortgage loan originations represented a larger 22.9 percent of loan originations in the year ended December 31, 2019. At June 30, 2020, 49.0 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a higher 55.9 percent at December 31, 2018, with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Consumer loans include home equity loans, automobile loans, manufactured home loans, and other secured and unsecured personal loans.

General (cont.)

The Bank had cash and investments of $51.0 million, or 13.7 percent of its assets, excluding FHLB stock which totaled $2,271,000 or 0.6 percent of assets at June 30, 2020. The Bank had $1.9 million of its investments in mortgage-backed and related securities representing 0.5 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the second stage offering will be $15,025,000 or 1,502,500 shares at $10 per share, based on the midpoint. The net conversion proceeds will be $13.7 million, net of conversion expenses of approximately $1,300,000. The actual cash proceeds to the Bank of $10.0 million will represent 73.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the new shares or 120,000 shares at $10 per share, representing $1,200,000 or 4.80 percent of the total value. The Bank’s net proceeds will be used to fund new loans, to eliminate subordinated debt, and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

The Bank has experienced a strong deposit increase over the past three fiscal years, with deposits increasing 25.5 percent from December 31, 2017, to December 31, 2019, or an average of 12.8 percent per year. From December 31, 2018, to December 31, 2019, deposits increased by $22.9 million or 8.8 percent, compared to an increase of 15.4 percent in fiscal 2018. For the six months ended June 30, 2020, deposits increased a moderate 7.5 percent or 15.0 percent on an annualized basis.

General (cont.)

The Bank has experienced an increase in its loan portfolio during the past three years with an increase in the most recent six months and has focused on monitoring its asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets decreased from 8.87 percent of assets at December 31, 2017, to 8.12 percent at December 31, 2019, and then decreased to 7.88 percent at June 30, 2020, impacted by the Bank’s increase in assets.

The primary lending strategy of Generations has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, commercial real estate and farm loans, multi-family loans, automobile loans, manufactured home loans, and commercial loans, with less activity in construction loans and other consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased from 55.9 percent of gross loans at December 31, 2015, to 49.0 percent at June 30, 2020. Commercial real estate loans decreased from 14.6 percent to 12.6 percent, and commercial business loans increased from 7.1 percent of loans to 8.1 percent of loans. Multi-family loans decreased from 2.4 percent of loans to 1.9 percent from December 31, 2018, to June 30, 2020. All types of real estate loans, including home equity loans, as a group decreased modestly from 77.8 percent of gross loans at December 31, 2018, to 69.8 percent at June 30, 2020. The decrease in real estate loans was offset by the Bank’s increases in consumer and other loans. The Bank’s share of consumer and other related loans increased from 15.1 percent to 24.1 percent during the same time period, and commercial business loans increased from 7.1 percent to 8.1 percent of gross loans.

General (cont.)

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2019, Generations had $1,660,000 in its loan loss allowance or 0.65 percent of gross loans, and 26.9 percent of nonperforming loans with the loan loss allowance increasing to $1,996,000 and representing a higher 0.72 percent of gross loans and a higher 42.4 percent of nonperforming loans at June 30, 2020.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to maintain a reasonable net interest margin during this lower interest rate environment without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, reduce nonperforming assets, and strengthening noninterest income.

PERFORMANCE OVERVIEW

The financial position of Generations at fiscal year end December 31, 2015, through December 31, 2019 and at June 30, 2020, is shown in Exhibits 1 and 2, and the earnings performance of Generations for the fiscal years ended December 31, 2015, through 2019 and for the six months ended June 30, 2020, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2015 through 2019 and at June 30, 2020. Generations has experienced an increase in its loan portfolio and asset base, along with an increase in cash and investments and deposits from December 31, 2015, through June 30, 2020. The most recent trend for the Bank from December 31, 2019, to June 30, 2020, was a moderate increase in assets, a minimal increase in cash and investments, a moderate increase in loans and a moderate increase in deposits.

With regard to the Bank’s more recent historical financial condition, Generations has experienced a strong increase in assets from December 31, 2017, through June 30, 2020, with a moderate increase in loans, a moderate increase in deposits and a modest increase in the dollar level of equity.

The Bank witnessed an increase in assets of $80.7 million or 27.8 percent for the period of December 31, 2017, to June 30, 2020, representing an average annual increase of 11.1percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $29.8 million in 2019, due primarily to a $15.5 million increase in loans, with a $14.2 million increase in cash and investments. During the Bank’s prior fiscal year of 2018, assets increased $27.3 million or 9.4 percent, compared to an increase of $17.8 million or 6.5 percent in 2017.

Generations’ net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $219.2 million at December 31, 2017, to $283.5 million at June 30, 2020, and represented a total increase of $64.3 million, or 29.3 percent. The average annual increase during that period was 11.7 percent. For the year ended December 31, 2019, net loans increased $15.5 million or 6.4 percent to $259.6 million, compared to an increase of $23.9 million or 9.2 percent to $283.5 million in the six months ended June 30, 2020.

Performance Overview (cont.)

Generations has obtained funds through deposits, FHLB advances and other borrowings with a moderate use of FHLB advances totaling $32.6 million at June 30, 2020, and $2.0 million in other borrowings, including subordinated debt. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $23.7 million or 9.1 percent from December 31, 2018, to December 31, 2019, and increased $21.3 million or 7.5 percent, or 15.0 percent, annualized, to $304.6 million at June 30, 2020, from December 31, 2019.

The Bank witnessed a modest increase in its dollar equity level from December 31, 2017, to June 30, 2020. At December 31, 2017, the Bank had an equity level of $25.8 million, representing an 8.87 percent equity to assets ratio and increased to $27.4 million at

December 31, 2018, representing a lower 8.60 percent equity to assets ratio. At December 31, 2019, equity was a higher $28.2 million and a lower 8.12 percent of assets, and then increased to $29.3 million but a lower 7.87 percent of assets at June 30, 2020, due to stronger growth in assets.

The overall decrease in the equity to assets ratio from December 31, 2015, to June 30, 2020, was impacted by the Bank’s strong increase in assets. The dollar level of equity increased $11,000 or 0.03 percent from December 31, 2015, to June 30, 2020.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Generations. This table provides key income and expense figures in dollars for the years ended December 31, 2015, 2016, 2017, 2018 and 2019 and for the six months June 30, 2019 and 2020.

Generations witnessed a minimal decrease in its dollar level of interest income from 2015 to 2018. Interest income was $11.8 million in 2015 and a lower $11.6 million in 2018. Interest income then increased $1,154,000 in the year ended December 31, 2019, to $12.8 million, compared to an increase of $149,000 in 2018. In the six months ended June 30, 2020, interest income increased to $6.67 million or $13.3 million, annualized.

The Bank’s interest expense also experienced a modest increase from 2015 to 2018. Interest expense increased from $2,469,000 in 2015 to $2,628,000 in 2018, representing an increase of $159,000 or 6.4 percent. Interest expense then increased by $539,000 or 20.5 percent in 2019 to $3,167,000 In the six months ended June 30, 2020, interest expense was $1,581,000 or a similar $3.16 million, annualized. Such increase in interest income from 2015 through June 30, 2020, notwithstanding the smaller increase in interest expense, resulted in a modest dollar increase in annual net interest income but a decrease in net interest margin. Net interest income decreased from $9,355,000 in the year ended December 31, 2015, to $8,968,000 in 2018, then increased to $9,601,000 in 2019 and then increased to $5,084,000 in the six months ended June 30, 2020, or $10,168,000, annualized.

The Bank has made provisions for loan losses in each of the past five years of 2015 through 2019 and in the six months ended June 30, 2020. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $950,000 in 2015, $2,315,000 in 2016, $420,000 in 2017, $175,000 in 2018, $360,000 in 2019 and $180,000 in the six months ended June 30, 2020. The impact of these loan loss provisions has been to provide Generations with a general valuation allowance of $1,996,000 at June 30, 2020, or 0.72 percent of gross loans and 42.4 percent of nonperforming loans.

Income and Expense (cont.)

Total other income or noninterest income indicated an increase in dollars from 2015 to 2019 and then a decrease in the six months ended June 30, 2020. Noninterest income was $3,268,000 or 1.16 percent of assets in 2015 and a lower $3,114,000 in 2018 or 0.99 percent of assets. In the year ended December 31, 2019, noninterest income was a higher $3,548,000 and represented 1.02 percent of assets. In the six months ended June 30, 2020, noninterest income was $1,514,000 or 0.81 percent of assets, on an annualized basis. Noninterest income consists primarily of service charges, insurance commissions, gains and losses on the sale of securities, investment services commissions, BOLI income and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $10.14 million for the year of 2015 to $12.28 million for the year ended December 31, 2018, representing an increase of 21.1 percent, then increased to $12.86 million for the year ended December 31, 2019, or a 4.7 percent increase, and then decreased to $5,951,000 or $11,902,000, annualized for the six months ended June 30, 2020. On a percent of average assets basis, operating expenses increased from 3.76 percent of average assets for the year ended December 31, 2015, to 4.20 percent for the year ended December 31, 2018, then decreased to 3.97 percent for the year ended December 31, 2019, and then decreased to 3.34 percent for the six months ended June 30, 2020, annualized.

The net earnings position of Generations has indicated volatility from 2015 through 2019. The annual net income (loss) figures for the years of 2015, 2016, 2017, 2018 and 2019 were $1,092,000, $(1,196,000), $715,000, $(213,000) and $87,000, respectively, and $689,000 for the six months ended June 30, 2020, representing returns on average assets of 0.38 percent, (0.43) percent, 0.25 percent, (0.07) percent and 0.03 percent for fiscal years 2015, 2016, 2017, 2018 and 2019, respectively, and 0.39 percent for the six months ended June 30, 2020, annualized.

Income and Expense (cont.)

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2020. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There were no adjustments, resulting in the normalized income being equal to actual earnings for the twelve months ended June 30, 2020, and equal to $689,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.38 percent in 2015, to (0.07) percent in 2018, to 0.03 percent in 2019, and then to 0.39 percent in the six months ended June 30, 2020.

The Bank’s net interest rate spread decreased from 3.77 percent in 2015 to 3.59 percent in 2018, then decreased to 3.46 percent in 2019, and then decreased to 3.30 percent in the six months ended June 30, 2020. The Bank’s net interest margin indicated a similar trend, decreasing from 3.76 percent in 2015 to 3.54 percent in 2018, then decreased to 3.40 percent in 2019, and decreased to 3.25 percent in the six months ended June 30, 2020. Generations’ net interest rate spread decreased 18 basis points from 2015 to 2018, then decreased 13 basis points in 2019 and then decreased 16 basis points in the first two quarters of 2020. The Bank’s net interest margin indicated a similar overall trend, decreasing 22 basis points from 2015 to 2018, then decreasing 14 basis points from 2018 to 2019 and then decreasing 15 basis points in the first two quarters of 2020.

The Bank’s return on average equity decreased from 2015 to 2019, and then increased in the first two quarters of 2020. The return on average equity decreased from 3.57 percent in 2015, to (0.81) percent in 2018, then increased to 0.32 percent in 2019, and then increased to 4.84 in the first two quarters of 2020, annualized.

Income and Expense (cont.)

Generations’ ratio of average interest-earning assets to interest-bearing liabilities decreased moderately from 122.19 percent at December 31, 2015, to 95.73 percent at December 31, 2018, then increased to 96.14 percent at December 31, 2019, and then increased slightly to 96.33 percent at June 30, 2020. The Bank’s overall decrease in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s minimal change in equity.

The Bank’s ratio of noninterest expenses to average assets increased from 3.76 percent in 2015 to 4.20 percent in 2018, then decreased to 3.97 percent in 2019, and then decreased to 3.34 percent in the six months ended June 30, 2020. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 55.9 percent for all thrifts and 71.0 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which increased from 80.30 percent in 2015 to 101.52 percent in 2018, then decreased to 97.78 percent in 2019, and then decreased to 90.19 percent in the six months ended June 30, 2020.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Generations witnessed a decrease in its nonperforming loans ratio from December 31, 2015 to June 30, 2020, and the ratio is moderately above the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Generations’ nonperforming loans consisted of nonaccrual loans with no loans accruing but past due, and no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 1.70 percent at June 30, 2020, decreasing from 2.40 percent at December 31, 2019, and decreasing from 1.91 percent at December 31, 2015.

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.11 percent of loans at December 31, 2015, decreased to 0.64 percent at December 31, 2018, then increased to 0.65 percent of loans at December 31, 2019, and then increased to 0.72 percent at June 30, 2020. As a percentage of nonperforming loans, Generations’ allowance for loan losses to nonperforming loans was 57.88 percent at December 31, 2015, a lower 52.28 percent at December 31, 2018, a lower 26.90 percent at December 31, 2019, and then a higher 42.40 percent at June 30, 2020.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended December 31, 2019, and for the six months ended June 30, 2020. For the year ended December 31, 2019, net interest income increased $615,000, due to an increase in interest income of $1,154,000, decreased by a $539,000 increase in interest expense. The increase in interest income was due to an increase due to volume of $1,262,000, reduced by a decrease due to rate of $107,000. The increase in interest expense was due to a $425,000 increase due to rate, accented by a $114,000 increase due to volume.

For the six months ended June 30, 2020, net interest income increased $327,000, due to an increase in interest income of $398,000, reduced by a smaller increase in interest expense of $71,000. The increase in interest income was due to an increase due to volume of $759,000, reduced by a decrease due to rate of $361,000. The increase in interest expense was due to an increase due to volume of $318,000, reduced by a decrease due to rate of $247,000.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2017, 2018 and 2019 and for the six months ended June 30, 2019 and 2020, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Generations’ weighted average yield on its loan portfolio decreased 12 basis points from fiscal year 2017 to 2019, from 4.83 percent to 4.71 percent and then decreased 20 basis points to 4.51 percent for the six months ended June 30, 2020. The yield on investment securities decreased from 3.46 percent to 3.17 percent from 2017 to 2019 or 29 basis points, and then decreased to 3.08 percent in the six months ended June 30, 2020. The yield on interest-bearing deposits increased from 1.04 percent to 1.79 percent from 2017 to 2019, or 75 basis points and then decreased to 0.34 percent for the six months ended June 30, 2020. The combined weighted average yield on all interest-earning assets decreased 10 basis points to 4.53 percent from fiscal year 2017 to 2019 and then decreased 26 basis points to 4.27 percent in the six months ended

June 30, 2020.

Generations’ weighted average cost of interest-bearing liabilities increased 15 basis points to 1.07 percent from fiscal year 2017 to 2019, which was more than the Bank’s 10 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 25 basis points from 3.71 percent to 3.46 percent from 2017 to 2019. The Bank’s cost of interest-bearing liabilities then decreased 9 basis points to 0.98 percent, which was less than the Bank’s 26 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread. The Bank’s interest rate spread decreased 17 basis points in the six months ended June 30, 2020. The Bank’s net interest margin decreased from 3.67 percent in 2017 to 3.40 percent in fiscal year 2019, representing a decrease of 27 basis points and then decreased to 3.26 percent in the six months ended June 30, 2020.

INTEREST RATE SENSITIVITY

Generations has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. Generations recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and net portfolio value in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Generations has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans and commercial real estate loans.

The Bank measures its interest rate risk through the use of its net portfolio value (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Bank under rising and falling interest rates. Such changes in NPV ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Exhibit 11 provides the Bank’s NPV levels and ratios as of June 30, 2020, based on the most recent calculations and reflects the changes in the Bank’s NPV levels under rising and declining interest rates.

The Bank’s change in its NPV level at June 30, 2020, based on a rise in interest rates of 100 basis points was a 14.7 percent decrease, representing a dollar decrease in equity value of $3,729,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to increase 9.7 percent or $2,467,000 at June 30, 2020. The Bank’s exposure increases to a 26.2 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $6,650,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock NPV ratio based on a 200 basis point rise in interest rates is 5.39 percent and indicates a 151 basis point decrease from its 6.90 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Generations’ recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its NPV ratio, recognizing the planned second stage offering will strengthen the Bank’s equity level and NPV ratio, based on any change in interest rates.

LENDING ACTIVITIES

Generations has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate, commercial business loans, home equity loans, manufactured home loans, automobile loans and other consumer loans. The Bank has also been an originator of construction loans and multi-family loans to a much lesser extent. Exhibit 12 provides a summary of Generations’ loan portfolio by loan type at December 31, 2015, 2016, 2017, 2018 and 2019, and at June 30, 2020.

The primary loan type for Generations has been residential loans secured by one- to four-family dwellings, representing a moderate 49.0 percent of the Bank’s gross loans as of June 30, 2020. This share of loans has seen a minimal decrease from 49.3 percent at December 31, 2015. The second largest real estate loan type as of June 30, 2020, was commercial real estate loans, which comprised a moderate 12.6 percent of gross loans at June 30, 2020, compared to 17.9 percent as of December 31, 2015. The third largest loan type was manufactured home loans, which comprised a moderate 10.8 percent of gross loans at June 30, 2020, compared to a similar 10.0 percent at December 31, 2015. The fourth largest loan category was commercial business loans, which represented 8.1 percent of gross loans at June 30, 2020, compared to a similar 8.4 percent at December 31, 2015. These four real estate loan categories represented a strong 80.5 percent of gross loans at June 30, 2020, compared to a larger 85.6 percent of gross loans at December 31, 2015.

The Bank had a modest 4.2 percent of loans in home equity loans at June 30, 2020, up from 3.0 percent at December 31, 2015. The consumer loan category, excluding home equity loans and manufactured home loans, was the second largest loan category at June 30, 2020, and represented a moderate 13.3 percent of gross loans compared to 8.9 percent at December 31, 2015. The Bank’s consumer loans include automobile loans, student loans, and other secured and unsecured loans. The overall mix of loans has witnessed a modest change from December 31, 2015, to June 30, 2020, with the Bank having decreased its shares of one- to four-family loans and commercial real estate loans, offset by an increase in its share of consumer loans.

Lending Activities (cont.)

The emphasis of Generations’ lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in the Bank’s retail market area, and extending into Wayne and Yates Counties. At June 30, 2020, 49.0 percent of Generations’ gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans.

The Bank offers several types of adjustable-rate mortgage loans ("ARMs"), with adjustment periods of one year, three years, and five years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Generations’ fixed-rate mortgage loans having terms of 10 years, 15 years, and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to Fannie Mae underwriting standards. The Bank also originates conforming “jumbo loans” residential mortgage loans.

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 95 percent at Generations, even though the Bank is permitted to make loans above the 95 percent loan-to-value ratio. While the Bank does make loans up to 100.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 85.0 percent.

Generations has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $34.9 million in commercial real estate loans and $5.2 million in multi-family loans at June 30, 2020, or a combined 14.5 percent of gross loans, compared to a higher 18.3 percent of gross loans at December 31, 2015.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, churches, manufacturing facilities, and other mixed use properties used for business, and light industrial properties. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 20 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of three or five years. The maximum loan-to-value ratio is normally 75.0 percent for both multi-family loans and commercial real estate loans.

The Bank also originates manufactured home loans. The Bank had $19.7 million or 9.0 percent of gross loans in manufactured home loans at June 30, 2020. The maximum loan-to-value ratio is 90.0 percent of the contract price with a normal term of 20 years.

Lending Activities (cont.)

Generations is also an originator of commercial business loans, which represented a modest 8.1 percent of loans at June 30, 2020, and totaled $22.6 million. The Bank had $16.7 million in commercial business loans at December 31, 2015, or 8.4 percent of loans. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate and include lines of credit or term loans.

Generations also offers consumer loans, with these loans totaling $37.1 million at June 30, 2020, and representing 13.4 percent of gross loans, excluding home equity loans and manufactured home loans. Consumer loans primarily include automobile loans, student loans, and other secured and unsecured loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of Generations’ fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At December 31, 2019, 80.1 percent of the Bank’s loans due after December 31, 2020, were fixed-rate and 19.9 percent were adjustable-rate. At December 31, 2019, the Bank had 13.2 percent of its loans due on or before December 31, 2024, or in five years or less. The Bank had a larger 86.8 percent of its loans with a maturity of more than five years.

As indicated in Exhibit 14, Generations experienced a moderate decrease in its one-to four-family loan originations and a moderate decrease in total loan originations from 2015 to 2019, while total loan origination activity increased to a larger level in the six months ended June 30, 2020, annualized , and one- to four-family loan origination activity increased. Total loan originations in 2015 were $52.7 million compared to a moderately lower $44.7 million in fiscal year 2019, reflective of lower levels of one- to four-family loans, commercial real estate loans, and commercial loans originated, decreasing from a combined $40.6 million to $20.1 million. Total loan originations were $42.2 million in the six months ended June 30, 2020, or $4.4 million, annualized, led by commercial business loan originations, which totaled $10.5 million or $21.0 million, annualized, with other consumer loan originations totaling $9.8 million or $19.6 million, annualized. Automobile loan originations increased $12.5 million from 2015 to 2019, and manufactured home loan originations increased $5.2 million from 2015 to 2019. In the six months ended June 30, 2020, commercial business loans represented 25.0 percent of total loan originations, followed by other consumer loans, responsible for 23.4 percent of total loan originations.

Lending Activities (cont.)

Overall, loan originations and purchases exceeded loan sales, principal payments, loan repayments and other deductions in 2016 through 2019 and in the six months ended June 30, 2020, and fell short in 2015. In 2015, loan originations and purchases fell short of reductions by $2.7 million, then exceeded reductions in 2016, through 2018. In 2019, loan originations exceeded reductions by $13.7 million and then exceeded reductions by $9.3 million in the six months ended June 30, 2020, or $18.6 million, annualized.

NONPERFORMING ASSETS

Generations understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. Generations has a currently higher level of nonperforming assets, with nonperforming assets increasing slightly since December 31, 2015.

Exhibit 15 provides a summary of Generations’ delinquent loans at December 31, 2015, 2016, 2017, 2018 and 2019, and at June 30, 2020, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2015, to June 30, 2020. The Bank had $5,041,000 in loans delinquent 30 to 89 days at June 30, 2020. Loans delinquent 90 days or more totaled $4,708,000 at June 30, 2020, with these two categories representing 3.51 percent of gross loans, with most of them one- to four-family real estate loans followed by commercial real estate loans. At December 31, 2015, delinquent loans of 30 to 89 days totaled $7,342,000 or 3.67 percent of gross loans, and loans delinquent 90 days or more totaled $3,715,000 or 1.86 percent of gross loans for a combined total of $11,057,000 and a higher share of 5.53 percent of gross loans, compared to a lower $9,749,000 and a lower 3.51 percent of gross loans at June 30, 2020.

It is normal procedure for Generations’ board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. After 90 days delinquency, a demand letter is sent.

Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 16 provides a summary of Generations’ nonperforming assets at December 31, 2015, 2016, 2017, 2018 and 2019, and at June 30, 2020. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a higher dollar level of nonperforming assets at June 30, 2020, relative to December 31, 2015. Generations’ level of nonperforming assets was $4,557,000 at December 31, 2015, and a higher $4,733,000 at June 30, 2020, which represented 1.62 percent of assets in 2015 and 1.27 percent June 30, 2020. The Bank’s nonperforming assets included $3,825,000 in nonaccrual loans, no loans 90 days or more past due and $732,000 in real estate owned for a total of $4,557,000 at December 31, 2015. At June 30, 2020, nonperforming assets were a higher $4,733,000 or a lower 1.27 percent of assets and included $4,708,000 in nonaccrual loans, $25,000 in real estate owned, with no loans 90 days or more past due.

Generations’ levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 3.55 percent of assets at December 31, 2017, and a lower 2.28 percent at June 30, 2020 (reference Exhibit 17). The Bank’s classified assets consisted of $8,486,000 in substandard assets, with no assets classified as doubtful and no assets classified as loss for a total of $8,486,000 at June 30, 2020. The Bank had $10,299,000 in assets classified as substandard and no assets classified as loss or doubtful at December 31, 2017.

Nonperforming Assets (cont.)

Exhibit 18 shows Generations’ allowance for loan losses at December 31, 2015, 2016, 2017, 2018 and 2019, and at June 30, 2020, indicating the activity and the resultant balances. Generations has witnessed a modest decrease in its balance of allowance for loan losses from $2,214,000 at December 31, 2015, to $1,996,000 at June 30, 2020. The Bank had provisions for loan losses of $950,000 in 2015, $420,000 in 2017, $175,000 in 2018, $360,000 in 2019 and $180,000 in the six months ended June 30, 2020.

The Bank had total charge-offs of $1,335,000 in 2015, $1,417,000 in 2016, $1,178,000 in 2017, $1,253,000 in 2018, $396,000 in 2019, and $54,000 in the six months ended June 30, 2020, with total recoveries of $92,000 in 2015, $38,000 in 2016, $91,000 in 2017, $143,000 in 2018, and $210,000 in the six months ended June 30, 2020. The Bank’s ratio of allowance for loan losses to gross loans was 1.11 percent at December 31, 2015, a lower 0.65 percent at December 31, 2019, a lower 0.72 percent at June 30, 2020. Allowance for loan losses to nonperforming loans was 57.9 percent at December 31, 2015, and a lower 26.97 percent at December 31, 2019, and a higher 42.4 percent at June 30, 2020.

INVESTMENTS

The investment and securities portfolio, excluding certificates of deposit, has been comprised of municipal securities, interest-bearing deposits, mortgage-backed securities, mutual funds and large cap equity mutual funds. Exhibit 19 provides a summary of Generations’ investment portfolio at December 31, 2017, 2018 and 2019, and at June 30, 2020, excluding FHLB stock and interest-bearing deposits. Investment securities totaled $32.7 million at June 30, 2020, based on fair value, compared to $12.8 million at December 31, 2017. The Bank had $5.6 million in mortgage-backed securities at December 31, 2017, and $1.9 million at June 30, 2020. Mortgage-backed securities represented the second largest category of the Bank’s investments at June 30, 2020, preceded by municipal securities. In 2017, mortgage-backed securities was the third largest investment category preceded by municipal securities and mutual funds.

The key component of investments at June 30, 2020, was municipal securities, totaling $32.5 million and representing 91.5 percent of total investments, excluding FHLB stock, compared to $7.2 million and a lesser 25.2 percent at December 31, 2017. The Bank had $1.1 million in mutual funds at June 30, 2020, representing 3.0 percent of investments and had a larger $16.1 million in mutual funds at December 31, 2017, representing 56.2 percent of investments and making it the largest investment category in 2017. The Bank had $2,271,000 in FHLB stock at June 30, 2020. The weighted average yield on investment securities was 3.08 percent for the six months ended June 30, 2020, and a higher 3.46 percent in 2017.

DEPOSIT ACTIVITIES

The mix of deposits by amount at December 31, 2017, 2018 and 2019, and at June 30, 2020, is provided in Exhibit 20. There has been a strong increase in total deposits and a modest change in the deposit mix during this period. Total deposits have increased from $225.7 million at December 31, 2017, to $304.6 million at June 30, 2020, representing an increase of $78.9 million or 35.0 percent. Certificates of deposit have increased from $83.7 million at December 31, 2017, to $99.6 million at June 30, 2020, representing an increase of $15.9 million or 19.0 percent, while savings, transaction and MMDA accounts have increased $63.1 million from $141.9 million at December 31, 2017, to $205.0 million at June 30, 2020, or 44.4 percent.

Exhibit 21 provides a breakdown of the Bank’s certificates of deposits in amounts of $100,000 or more by maturity. The largest category of these certificates based on maturity is certificates with a maturity of three months to six months, which represented a strong 54.4 percent of these certificates followed by certificates with a maturity of six months to one year, which represented a moderate 13.8 percent of certificates.

BORROWINGS

Generations has made moderate use of FHLB advances (reference Exhibit 22) in each of the years ended December 31, 2017, 2018 and 2019, and in the six months ended June 30, 2020. The Bank had total FHLB advances of $33.3 million at June 30, 2020, with a weighted cost of 2.08 percent during the period and a balance of a higher $43.4 million at December 31, 2017, with a weighted cost of a higher 1.85 percent during the period.

SUBSIDIARIES

Generations has two wholly owned subsidiaries, Generations Commercial Bank, a New York-chartered, special purpose commercial bank, and Generations Agency, Inc., which provides personal and commercial insurance products.

OFFICE PROPERTIES

Generations had ten offices at June 30, 2020, its main office and nine branch offices, with two branches in Auburn, one in Union Springs, one in Waterloo, one in Geneva, one in Phelps, one in Farmington, one in Albion and one in Medina. The Bank owns nine of its offices and leases one office in Albion in a Walmart store (reference Exhibit 23). At June 30, 2020, the Bank’s total investment in fixed assets, based on depreciated cost, was $17.2 million or 4.62 percent of assets.

MANAGEMENT

Mr. Menzo D. Case is president, chief executive officer and director of Generations Bank, positions he has held since 2008. Mr. Case began his employment with Generations Bank in 1999 as treasurer and chief financial officer and became executive vice president in 2002. Mr. Case has over 27 years of experience in banking. He serves as a board member and audit committee chair for Finger Lakes Health Systems, Inc., Geneva, New York, and is a board member for the New York Chiropractic College in Seneca Falls, New York. Mr. Case is a board member and actively volunteers for Habitat for Humanity of Seneca County, New York, an organization which has built homes for over 115 Seneca County residents over the 20 year period of his involvement.

Ms. Shelley J. Tafel is senior vice president and chief financial officer of Generations Bank, positions she has held since 2016. Prior to this, from the time she joined Generations Bank in 2011 until 2016, she served as vice president and chief financial officer. Previous to joining Generations Bank, for five years, Ms. Tafel was vice president and controller at another community financial institution in New York State. Ms. Tafel is a New York licensed CPA.

Mr. Kenneth Winn is senior vice president/credit administration of Generations Bank, a position he has held since 2016. In this role, Mr. Winn manages the commercial and residential credit administration functions for Generations Bank. Prior to joining Generations Bank, from 2014 to 2016, Mr. Winn was a credit consultant to a variety of community banks and credit unions. Prior to this, Mr. Winn served as executive vice president and chief risk officer, from 2012-2014, and senior vice president/senior credit administrator/compliance director and risk officer, from 2004 to 2012, at another financial institution.

II. DESCRIPTION OF PRIMARY MARKET AREA

Generations’ market area is focused on Seneca, Cayuga, Ontario and Orleans Counties, New York. Exhibit 25 shows the trends in population, households and income for Cayuga County, Ontario County, Orleans County, Seneca County, New York and the United States. Cayuga County’s and Orleans County’s population decreased by 2.4 percent and 3.1 percent, respectively, from 2000 to 2010, Ontario and Seneca Counties’ populations increased by 7.7 percent and 5.7 percent, respectively, while New York’s and the United States’ population levels increased by 2.1 percent and 9.7 percent, respectively, during the same time period. Through 2025, population is projected to increase by 2.9 percent in Ontario County, by 0.9 percent in New York and by 9.5 percent in the United States but decrease by 5.8 percent, 8.4 percent and 4.6 percent in Cayuga, Orleans and Seneca Counties, respectively.

More important is the trend in households. Seneca County experienced a 6.1 percent increase in households from 2000 through 2010, compared to increases of 2.9 percent in Cayuga County, 12.1 percent in Ontario County, 4.8 percent in Orleans County, 3.7 percent in New York New York and 10.7 percent in the United States. Cayuga County, Orleans County and Seneca County are projected to decrease in number of households from 2010 through 2025, by 2.6 percent in Cayuga County, by 6.9 percent in Orleans County, and by 2.0 percent in Seneca County, with Ontario County, New York and the United States increasing in households by 6.0 percent, 2.1 percent and 10.3 percent, respectively.

Description of Primary Market Area (cont.)

Orleans County had the lowest level per capita income level of the four counties in both 2000 and 2010, while Ontario County maintained the highest per capita income level in both years. Per capita income increased in all areas from 2000 to 2010. Seneca County’s per capita income increased to $22,641, Cayuga County’s per capita income level increased to $24,202, Ontario County’s and Orleans County’s per capita levels increased to $28,649 and $20,921, with New York and the United States per capita income levels increasing to $31,527 and $28,088, respectively. New York’s per capita income level increased to $31,527 and the United States’ per capita income level increased to $28,088. In 2000, median household income in the four counties were $37,804 in Cayuga County, $44,638 in Ontario County, $37,911 in Orleans and $37,242 in Seneca County, with New York at $43,642 and the United States with a median household income of $42,257. Median household income increased from 2000 to 2010 by 31.1 percent, 20.2 percent, 14.8 percent, 22.7 percent 26.6 percent and 21.5 percent to $49,576, $53,653, $43,518, $45,1689, $55,267 and $51,362 in Cayuga County, Ontario County, Orleans County, Seneca, New York and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2025. The median household income levels in Cayuga County, Ontario County, Orleans County, Seneca County, New York and the United States are projected to increase by 24.7 percent, 32.7 percent, 23.3 percent, 31.6 percent, 31.5 percent and 24.5 percent, respectively, to $61,804, $71,184, $53,667, $60,123, $72,700 and $63,968, respectively, from 2010 to 2025.

Exhibit 26 provides a summary of key housing data for Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States. In 2000, Cayuga County had the lowest owner-occupancy rate among the four counties with owner-occupancy at 72.1 percent, still higher than New York at 53.0 percent and the United States at 66.2 percent. Ontario, Orleans and Seneca Counties had owner-occupancy rates of similar 73.6 percent, 75.6 percent and 73.8 percent, respectively. As a result, Cayuga County supported a higher rate of renter-occupied housing of 27.9 percent, compared to 26.4 percent Ontario County, 24.4 percent in Orleans County, 26.2 percent in Seneca County, 47.0 percent in New York and 33.8 percent in the United States. In 2010, owner-occupied housing decreased slightly in Cayuga County to 71.8 percent, increased to 75.5 percent in Ontario County, increased to 76.7 percent in Orleans County, increased to 77.4 percent in Seneca County, increased to a still lower level of 55.2 percent in New York and decreased to 65.4 percent in the United States. Conversely, the renter-occupied rates decreased slightly in all areas except Cayuga County and the United States. Cayuga County’s renter occupancy rate increased to 28.2 percent and the United States’ renter occupancy rate increased to 34.6 percent while renter occupancy rates decreased in Ontario, Orleans and Seneca Counties to 24.5 percent, 23.3 percent and 22.6 percent, respectively and in New York to 44.8 percent.

Description of Primary Market Area (cont.)

Cayuga County's 2000 median housing value was $75,300, higher than Orleans and Seneca Counties’ median housing values, but lower than Ontario County’s, New York’s and the United States’. The other 2000 median housing values were $91,006 in Ontario County, $70,989 in Orleans County, $72,400 in Seneca County, $148,700 in New York and $119,600 in the United States. The 2000 median rent values were $482, $479, $407, $521, $672 and $602 in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively. In 2010, median housing values had increased in Cayuga, Ontario, Orleans and Seneca Counties to $106,800, $139,400, $90,000 and $95,700. The 2010 median housing level in New York was much higher at $326,000 and a higher $186,200 in the United States. The 2010 median rent levels were $470, $601, $456, $529, $858 and $871 in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively. More recently, median housing values for 2019 were $117,053, $160,835, $95,997, $109,694, $295,632 and $212,069 for Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in all four counties, New York and the United States with 46.0 percent, 50.8 percent, 44.8 percent, 48.6 percent, 52.0 percent and 46.7 percent of jobs (reference Exhibit 27). The manufacturing industry was the second major employer in the four counties at 18.6 percent, 18.8 percent, 22.7 percent and 18.8 percent but was the third largest employer in New York and the United States at 10.0 percent and 14.1 percent, respectively The wholesale/retail trade group was the third major overall employer in the four counties at 15.3 percent, 15.3 percent, 14.5 percent, and 15.3 percent, and the wholesale/retail trade group was the second major overall employer in New York and the United States with 13.9 percent and 15.3 percent of employment, respectively. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.0 percent of employment in Cayuga County, 16.7 percent of employment in Ontario County, 18.0 percent of employment in Orleans County, 16.6 percent of employment in Seneca County, 24.2 percent of employment in New York and 23.9 percent in the United States.

Description of Primary Market Area (cont.)

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for the four counties. In New York and the United States, the wholesale/retail sector remained the second highest employer with the manufacturing industry third. The services industry accounted for 47.6 percent, 45.8 percent, 45.7 percent, 48.8 percent, 56.0 percent and 53.2 percent in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively. The manufacturing trade industry provided for 17.1 percent, 14.1 percent, 19.9 percent, 18.5 percent, 7.1 percent and 10.4 percent of employment in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively. The wholesale/retail trade group provided 14.7 percent, 14.1 percent, 14.0 percent, 15.9 percent, 13.4 percent, and 14.5 percent of employment in the Cayuga, Ontario, Orleans, and Seneca Counties, New York and the United States, respectively. Ontario County indicated a higher 14.1 percent of jobs in the construction industry in 2010. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 20.6 percent, 26.0 percent, 20.4 percent, 19.4 percent, 23.5 percent and 21.9 percent in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States, respectively. The 2018 American Community Survey indicated minor changes from the 2010 Census in percentages of employment by industry group, with the exception of a decrease to 5.9 percent in the “Construction” category in Ontario County.

Some of the largest employers in Cayuga, Ontario, Orleans and Seneca Counties are listed below.

Employer	Employees	Product/Service
Auburn Community Hospital	1,150	Healthcare
Department of Corrections	802	Government
County of Cayuga	750	Government
Auburn Enlarged City School District	623	Education
Abbey Industries	N/A	Social/Employment Services
Constellation Brands	N/A	Wine & Spirits
Clifton Springs Hospital	600	Healthcare
F.F. Thompson Hospital	2,050	Healthcare
Finger Lakes Health System	1,845	Healthcare

Description of Primary Market Area (cont.)

Employer	Employees		Product/Service
Finger Lakes Racing Assn., Inc.	500		Racing & Gaming Industry
G.W. Lisk Co., Inc.	700		Parts Manufacturing
Hobart William Smith College	695		Education
Pactiv	11,000	(worldwide)	Food Packing/Container Mfg.
Wegmans Markets	1,194		Groceries
Del Lago Resort & Casino	1,200		Entertainment
Waterloo Premium Outlets	1,100		Retail Shopping
ITT Goulds Pumps	1,000		Manufacturing
Wadhams Enterprises	700		Transportation

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States in 2016 through June of 2020. In 2016, Cayuga, Ontario, Orleans and Seneca Counties, New York and the United States had unemployment rates of 5.1percent, 4.3 percent, 5.7 percent, 4.8 percent, 4.9 percent and 4.9 percent, respectively. Through 2017, Cayuga and Seneca Counties, New York and the United States had decreases in unemployment to 5.0 percent in Cayuga County, to 4.5 percent in Seneca County, to 4.7 percent in New York, and 4.4 percent in the United States. Ontario and Orleans Counties’ unemployment increased to 4.5 percent and 5.9 percent, respectively in 2017. In 2018, unemployment rates decreased in all areas and were 4.5 percent, 3.9 percent, 5.0 percent, 3.9 percent, 4.1 percent and 3.9 percent, in Cayuga, Ontario Orleans and Seneca Counties, New York and the United States, respectively. In 2019, all areas except Ontario County had reductions in unemployment. Ontario County remained at 3.9 percent while Cayuga, Orleans and Seneca Counties, New York and the United States decreased in unemployment to 4.3 percent, 4.7 percent, 3.8 percent, 4.0 percent and 3.7 percent. Because of the COVID-19 pandemic, unemployment rates increased strongly through June of 2020 to 10.1 percent, 10.2 percent, 11.0 percent, 11.0 percent, 15.5 percent and 11.1 percent in Cayuga, Ontario, Orleans and Seneca Counties, New York the United States.

Exhibit 29 provides deposit data for banks and thrifts in Cayuga, Ontario, Orleans and Seneca Counties in which the Bank has its offices. As of June 30, 2019, Generations’ deposit base in Cayuga County was approximately $60.1 million or a 71.0 percent share of the $84.6 million total thrift deposits and a 5.5 percent share of the total deposits, which were approximately $1.1 billion as of June 30, 2019. Generations’ deposit base in Ontario County was approximately $46.5 million or a 100.0 percent share of the total thrift deposits and a 2.0 percent share of the total deposits, which were approximately $2.3 billion as of June 30, 2019. Generations’ deposits in Orleans and Seneca Counties also represented 100.0 percent of the thrift deposits at 50.6 million and 103.7 million, respectively, and 12.6 percent and 20.6 percent of total deposits in their respective counties. The total market area is dominated by banks, with bank deposits accounting for approximately 91.4 percent of deposits at June 30, 2019.

Description of Primary Market Area (cont.)

Exhibit 30 provides interest rate data for each quarter for the years 2016 through the second quarter of 2020. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. The Prime Rate increased moderately from 2015 to 2017, then continued rising steadily in 2018 and stabilized in 2019. In the first half of 2020, all interest rate indexes decreased significantly as a result of COVID-19. Short term interest rates experienced a modestly rising trend in 2015, then rising at a faster pace in 2016, 2017 and 2018, then decreasing modestly in 2019, and decreasing significantly in the first half of 2020, with the Thirty-Year Treasury rate rising in 2015, fluctuating in 2016 and then decreasing in 2017 but increasing in 2018 before decreasing in 2019 and decreasing much more in the first half of 2020.

SUMMARY

In summary, population increased in Ontario and Seneca Counties from 2000 to 2010 and decrease in Cayuga and Orleans Counties and the number of households increased in all four counties. The 2010 per capita income and median household income levels in Ontario County were the closest to state and national levels, but the per capita and median household income levels in all other counties were below both state and national levels. Also, Ontario and Seneca Counties’ unemployment rates have been lower than Cayuga and Orleans’ rates and lower than New York’s rates. According to the 2010 Census, median housing values in all four states were well below the state and national median. Through 2019, all four counties’ median housing values increased but are still much lower than the state and national rates.

The Corporation holds deposits of approximately 91.4 percent of all thrift deposits in the four-county market area as of June 30, 2019, but represents a minimal 6.0 percent share of the total deposit base of $4.3 billion.

III.       COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Northeast region and in New York.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 94 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 15 publicly traded Northeast thrifts ("Northeast thrifts") and the 9 publicly traded thrifts in New York ("New York thrifts"), and by trading exchange.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $1.4 billion, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2020. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of or prior to August 21, 2020, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 34.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 94 publicly traded, FDIC-insured savings institutions, 4 are traded on the New York Stock Exchange and 49 are traded on NASDAQ. There were an additional 41 institutions traded over the counter or listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to June 30, 2020, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of June 30, 2019, or earlier.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Northeast, North Central, Southeast and Midwest regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $1.4 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $372 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 35 and 36 show the 15 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges..

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 35. The balance sheet ratios consist of the following:

1.       Cash and investments to assets

2.       Mortgage-backed securities to assets

3.       One- to four-family loans to assets

4.       Total net loans to assets

5.       Total net loans and mortgage-backed securities to assets

6.       Borrowed funds to assets

7.       Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 12.55 percent at June 30, 2020, and reflects the Corporation’s normal share of investments, similar to the national average of 12.34 percent and higher than the state average of 10.41 percent. The Bank's investments have consisted of mutual funds, municipal securities, other investments and interest-bearing deposits. For its recent two years ended December 31, 2018, and December 31, 2019, the Corporation’s average ratio of cash and investments to assets was a lower 9.07 percent, ranging from a high of 10.15 percent in 2019 to a low of 7.98 percent in 2018 and was 12.55 percent at June 30, 2020.

The parameter range for cash and investments is has been defined as 45.0 percent or less of assets, with a midpoint of 22.5 percent.

Mortgage-Backed Securities to Assets

At June 30, 2020, the Corporation’s ratio of mortgage-backed securities to assets was 0.50 percent, moderately lower than the national average of 7.3 percent and the regional average of 5.5 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 30.0 percent or less of assets and a midpoint of 15.0 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including

One- to Four-Family Loans to Assets (cont.)

construction loans and excluding home equity loans, represented 37.29 percent of the Corporation's assets at June 30, 2020, which is lower than its ratio of 40.15 percent at December 31, 2019, and lower than its ratio of 42.99 percent at December 31, 2018. The parameter for this characteristic is 55.00 percent of assets or less in one- to four-family loans with a midpoint of 27.50 percent.

Total Net Loans to Assets

At June 30, 2020, the Corporation had a 76.37 percent ratio of total net loans to assets and a lower two fiscal year average of 75.71 percent, compared to the national average of a lower 71.84 percent and the regional average of 72.94 percent for publicly traded thrifts. The Corporation's ratio of total net loans to assets changed from 76.72 percent of total assets at December 31, 2018, to 74.70 percent at December 31, 2019, to 76.37 percent at June 30, 2020.

The parameter for the selection of the comparable group is from 24.0 percent to 90.0 percent with a midpoint of 57.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater levels of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 0.50 percent and 76.37 percent, respectively, for a combined share of 76.87 percent. Recognizing the industry and regional ratios of 79.13 percent and 78.40

Total Net Loans and Mortgage-Backed Securities to Assets (cont.)

percent, respectively, the parameter range for the comparable group in this category is 50.0 percent to 95.0 percent, with a midpoint of 72.5 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $33.3 million or 8.78 percent of assets at June 30, 2020, which is lower than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased in 2019, due to rising rates paid on deposits and is now experiencing a modest decrease as rates have decreased.

The parameter range of borrowed funds to assets is 55.0 percent or less with a midpoint of 27.5 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 7.74 percent at June 30, 2020, 8.12 percent at December 31, 2019, and 8.60 percent at December 31, 2018, averaging 8.36 percent for the two fiscal years ended December 31, 2019. The Bank’s retained earnings decreased in 2018, increased in 2019, and increased in the six months ended June 30, 2020. After the second stage offering, based on the midpoint value of $25.0 million, with a public offering of $15. million, with 66.7 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 10.27 percent of assets, with the Corporation at 9.54 percent of assets.

Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 20.0 percent with a midpoint ratio of 13.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 36 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the six months ended June 30, 2020. The primary performance indicator is the Corporation's core return on average assets (ROAA). The second performance indicator is the Corporation's core return on average equity (ROAE). To measure the Corporation's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended June 30, 2020, the Corporation’s core ROAA was 0.19 percent based on a core income of $689,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2019, was 0.02 percent. The Corporation's ROAAs in its most recent three fiscal years ended December 31, 2019, were 0.25 percent, (0.24) percent, and 0.02 percent, respectively, with a three fiscal year average ROAA of 0.01 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.05 percent or less with a midpoint of 0.53 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended June 30, 2020, was 2.28 percent based on its core income and 0.31 percent in the fiscal year ended December 31, 2019.

The parameter range for ROAE for the comparable group, based on core income, is 10.00 percent or less with a midpoint of 5.00 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.31 percent for the twelve months ended June 30, 2020, representing net interest income as a percentage of average interest-earning assets. The Corporation's net interest margin levels in its three fiscal years of 2017 through 2019 were 3.61 percent, 3.27 percent, and 3.08 percent, respectively, averaging 3.32 percent.

The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 3.90 percent with a midpoint of 2.90 percent.

Operating Expenses to Assets

For the twelve months ended June 30, 2020, the Corporation had a 3.63 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2019, the Corporation’s expense ratio averaged 3.97 percent, from a low of 3.75 percent in fiscal year 2017 to a high of 4.20 percent in fiscal year 2018.

The operating expense to assets parameter for the selection of the comparable group is from a low of 0.95 percent to a high of 6.25 percent with a midpoint of 3.60 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.99 percent for the twelve months ended June 30, 2020. For its three years ended December 31, 2017 through 2019, the Corporation’s ratio of noninterest income to average assets was 0.93 percent, 0.81 percent and 1.02 percent, respectively, for an average of 0.92 percent.

The range for this parameter for the selection of the comparable group is 4.50 percent of average assets or less, with a midpoint of 2.25 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 36. The purpose of these parameters is to insure

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 1.28 percent at June 30, 2020, which is higher than the national average of 0.67 percent for publicly traded thrifts and the average of 0.54 percent for Northeast thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 1.41 for its most recent three fiscal years ended December 31, 2019, from a high of 1.80 percent in 2019, to a low of 0.95 percent 2018.

The comparable group parameter for nonperforming assets is 1.65 percent or less of total assets, with a midpoint of 0.83 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $25,000 at June 30, 2020, representing a ratio to total assets of 0.01 percent, following ratios of repossessed assets to total assets of 0.02 percent and 0.02 percent at December 31, 2019, and December 31, 2018, respectively. National and regional averages were 0.10 percent and 0.04 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $1,996,000, representing a loan loss allowance to total assets ratio of 0.54 percent at June 30, 2020, which was higher than its 0.48 percent ratio at December 31, 2019, and higher than its 0.49 percent ratio at December 31, 2018.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.10 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 36, 37 and 38. The comparable group institutions range in size from $144.1 million to $1.36 billion with an average asset size of $650.6 million and have an average of 8.0 offices per institution. Two of the comparable group institutions are in Indiana, two are in Pennsylvania, with one each in Maryland, Nebraska, Louisiana, Ohio, Minnesota and Illinois, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 11.80 percent, which is 2.7 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.75 percent, higher than all publicly traded thrifts at 0.70 percent and higher than all publicly traded New York thrifts at 0.19 percent.

IV.       ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to New York thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 39 through 44.

As presented in Exhibits 40 and 41, at June 30, 2020, the Corporation’s total equity of 7.88 percent of assets was lower than the comparable group at 11.80 percent, all thrifts at 12.13 percent, Northeast thrifts at 11.10 percent and New York thrifts at 14.38 percent. The Corporation had a 76.37 percent share of net loans in its asset mix, higher than the comparable group at 64.61 percent, higher than all thrifts at 71.84 percent, higher than New York thrifts at 74.54 percent and higher than Northeast thrifts at 72.94 percent. The Corporation’s modestly higher share of net loans and lower 12.55 percent share of cash and investments reflects its lower 0.50 percent share of mortgage-backed securities. The comparable group had a higher 16.24 percent share of cash and investments and a higher 11.14 percent share of mortgage-backed securities. All thrifts had 7.29 percent of assets in mortgage-backed securities and 12.34 percent in cash and investments. The Corporation’s 81.82 percent share of deposits was higher than the comparable group, all thrifts, Northeast thrifts and New York thrifts, reflecting the Corporation's lower share of borrowed funds of 8.78 percent and lower share of equity of 7.74 percent. As ratios to assets, the comparable group had deposits of 74.70 percent and borrowings of 12.20 percent. All thrifts averaged a 76.51 percent share of deposits and 10.00 percent of borrowed funds, while Northeast thrifts had a 75.97 percent share of deposits and an 11.11 percent share of borrowed funds. New York thrifts averaged a 75.87 percent share of deposits and a similar 8.82 percent share of borrowed funds. The Corporation had 0.45 percent in goodwill and intangible assets, compared to 0.21 percent for the comparable group, 0.78 percent for all thrifts, 0.50 percent for Northeast thrifts and 0.87 percent for New York thrifts.

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 42, 43 and 44 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 44, for the twelve months ended June 30, 2020, the Corporation had a yield on average interest-earning assets exceeding the comparable group and higher than Northeast thrifts and New York thrifts. The Corporation's yield on interest-earning assets was 4.39 percent compared to the comparable group at 4.31 percent, with all thrifts at 4.47 percent, Northeast thrifts at 4.22 percent and New York thrifts at 4.09 percent.

The Corporation's cost of funds for the twelve months ended June 30, 2020, was lower than the comparable group, all thrifts, Northeast thrifts and New York thrifts. The Corporation had an average cost of interest-bearing liabilities of 1.23 percent compared to 1.50 percent for the comparable group, 1.34 percent for all thrifts, 1.56 percent for Northeast thrifts and 1.51 percent for New York thrifts. The Corporation's yield on interest-earning assets and interest cost resulted in a net interest spread of 3.16 percent, which was higher than the comparable group at 2.81 percent, similar to all thrifts at 3.13 percent, and higher than Northeast thrifts at 2.66 percent and New York thrifts at 2.58 percent. The Corporation generated a net interest margin of 3.31 percent for the twelve months ended June 30, 2020, based on its ratio of net interest income to average interest-earning assets, which was higher than the comparable group ratio of 3.20 percent. All thrifts averaged a higher 3.40 percent net interest margin for the trailing four quarters, with Northeast thrifts at 2.99 percent and New York thrifts at a lower 2.88 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 43. The Corporation had $360,000 in provision for loan losses during the twelve months ended June 30, 2020, representing 0.11 percent of average assets. The average provision for loan losses for the comparable group was 0.08 percent, with all thrifts at 0.17 percent, Northeast thrifts at 0.16 percent and New York thrifts at 0.13 percent.

Analysis of Financial Performance (cont.)

The Corporation's total noninterest income was $3,383,000 or 0.99 percent of average assets for the twelve months ended June 30, 2020. Such a ratio of noninterest income to average assets was lower than the comparable group at 1.24 percent, and higher than all thrifts at 0.65 percent, Northeast thrifts at 0.55 percent and New York thrifts at 0.20 percent. For the twelve months ended June 30, 2020, the Corporation’s operating expense ratio was 3.63 percent of average assets, higher than the comparable group at 3.16 percent, higher than all thrifts at 2.90 percent, Northeast thrifts at 2.68 percent, and New York thrifts at 2.58 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended June 30, 2020, the Corporation had a net ROAA of 0.19 percent and an identical core ROAA of 0.19 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.80 percent and a core ROAA of 0.75 percent. All publicly traded thrifts averaged a higher net ROAA of 0.79 percent and 0.70 percent core ROAA, with Northeast thrifts a 0.47 percent net ROAA and a 0.41 percent core ROAA. The twelve month net ROAA for the 9 New York thrifts was 0.25 percent and their core ROAA was 0.19 percent.

V.       MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Generations with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended June 30, 2020, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

Earnings Performance (cont.)

As discussed earlier, the Bank has experienced increases in its assets and loans in each of the past four fiscal years with a continued increase in deposits, loans and assets in the six months ended June 30, 2020. The Bank has experienced lower earnings in four of the past five years with losses in the years ended December 31, 2016 and December 31, 2018, and is focused on reducing operating expenses; increasing noninterest income; maintaining its net interest margin; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a slightly lower yield on earning assets and a lower cost of funds, resulting in a slightly higher net interest spread, which has been similar to industry averages, and higher than its comparable group, with a higher net interest margin, with the trend experiencing a modest decrease over the past three years. Its 3.31 percent net interest margin for the twelve months ended June 30, 2020, was less than the industry average of 3.40 percent and higher than the comparable group average of 3.20 percent. During its past two years ended December 31, 2019, Generations’ ratio of interest expense to interest-bearing liabilities has increased modestly from 1.00 percent in 2018 to 1.09 percent in 2019, and then to 1.23 percent in the twelve months ended June 30, 2020 The Bank’s ratio was lower than the average of 1.50 percent for the comparable group and lower than the average of 1.34 percent for all thrifts. Following the conversion, the Bank will strive to reduce its operating expenses, strive to maintain its net interest margin, increase its noninterest income, gradually increase its net income, increase its return on assets, continue to reduce its higher balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a moderate decrease in total loan origination activity from 2015 to 2019, dominated by one- to four-family mortgage loans, with commercial real estate loan activity decreasing slightly from 2015 and 2019. Total loan originations in fiscal year 2019 were moderately below originations for 2018, and net loan change in 2019 was an increase of $13.7 million due to higher manufactured home loans and automobile loans, compared to a net loan increase of $24.4 million in 2018, due to loan purchases. Gross loan originations were moderately lower in fiscal year 2019 compared to 2015, related to lower commercial real estate loan originations, lower one- to four-family loans, and lower commercial business loans. Originations totaled $44.7 million in 2019, compared to $52.7 million in 2015, with $27.6 million in loan purchases in 2018. In the six months ended June 30, 2020, loan originations were $42.2 million or $84.4 million, annualized. There were no loan purchases in this period.

Earnings Performance (cont.)

From December 31, 2015, to December 31, 2019, five of the Bank’s seven major categories of loans experienced increases in their balances, with one- to four-family real estate loans increasing the most. One- to four-family real estate loans increased by $40.2 million or 40.9 percent, from December 31, 2015, to December 31, 2019. Automobile loans increased by $5.4 million or 34.8 percent from December 31, 2015, to December 31, 2019, home equity loans increased $6.0 million or 102.1 percent, and manufactured home loans increased $3.7 million or 18.7 percent. Overall, the Bank’s lending activities resulted in a total loan increase of $57.0 million or 28.5 percent and a net loan increase of $55.2 million or 27.3 percent from December 31, 2015, to December 31, 2019. In the six months ended June 30, 2020, loans increased $20.6 million or 8.0 percent.

The impact of Generations’ primary lending efforts has been to generate a yield on average interest-earning assets of 4.39 percent for the twelve months ended June 30, 2020, compared to a lesser 4.31 percent for the comparable group, 4.47 percent for all thrifts and a lower 4.22 percent for New York thrifts. The Bank’s ratio of interest income to average assets was 3.84 percent for the twelve months ended June 30, 2020, lower than the comparable group at 4.05 percent, all thrifts at 4.12 percent and higher than New York thrifts at 3.79 percent.

Generations’ 1.23 percent cost of interest-bearing liabilities for the twelve months ended June 30, 2020, was modestly lower than the comparable group at 1.50 percent, lower than all thrifts at 1.34 percent, lower than Northeast thrifts at 1.56 percent and lower than New York thrifts at 1.51 percent. The Bank's resulting net interest spread of 3.16 percent for the twelve months ended June 30, 2020, was higher than the comparable group at 2.81 percent, similar to all thrifts at 3.13 percent, higher than Northeast thrifts at 2.66 percent and higher than New York thrifts at 2.58 percent. The Bank's net interest margin of 3.31 percent, based on average interest-earning assets for the twelve months ended June 30, 2020, was higher than the comparable group at 3.20 percent but lower than all thrifts at 3.40 percent and higher than Northeast thrifts at 2.99 percent and higher than New York thrifts at 2.88 percent.

Earnings Performance (cont.)

The Bank's ratio of noninterest income to average assets was 0.99 percent for the twelve months ended June 30, 2020, which was modestly lower than the comparable group at 1.24 percent, but higher than all thrifts at 0.65 percent, Northeast thrifts at 0.55 percent and New York thrifts at 0.20 percent.

The Bank's operating expenses were higher than the comparable group, and higher than all thrifts, Northeast thrifts, and New York thrifts. For the twelve months ended June 30, 2020, Generations had an operating expenses to assets ratio of 3.63 percent compared to 3.16 percent for the comparable group, 2.90 percent for all thrifts, 2.68 percent for Northeast thrifts and 2.58 percent for New York thrifts. Generations had a higher 93.7 percent efficiency ratio for the twelve months ended June 30, 2020, compared to the comparable group with an efficiency ratio of 74.6 percent. The efficiency ratio for all publicly traded thrifts was 55.9 percent for the most recent twelve months.

For the twelve months ended June 30, 2020, Generations generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and a modestly higher net interest margin relative to its comparable group. The Bank had a 0.11 percent provision for loan losses during the twelve months ended June 30, 2020, compared to the comparable group at 0.08 percent of assets, all thrifts at 0.17 percent and Northeast thrifts at 0.16 percent. The Bank’s allowance for loan losses to total loans of 0.70 percent was lower than the comparable group and lower than all thrifts. The Bank’s 42.17 percent ratio of reserves to nonperforming assets was lower than the comparable group at 226.26 percent and lower than all thrifts at 269.74 percent and lower than Northeast thrifts at 310.29 percent.

Earnings Performance (cont.)

As a result of its operations, the Bank's net and core income for the twelve months ended June 30, 2020, were lower than the comparable group. The Bank had a return on average assets of 0.19 percent for the twelve months ended June 30, 2020, and a return on average assets of 0.03 percent and (0.07) percent in 2019 and 2018, respectively. The Bank’s core return on average assets was an identical 0.19 percent for the twelve months ended June 30, 2020, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.80 percent and a higher core ROAA of 0.75 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.79 percent and 0.70 percent, respectively. Northeast thrifts indicated a net ROAA of 0.47 percent and a core ROAA of 0.41 percent.

Following its conversion, Generations’ earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a higher 0.37 percent in fiscal 2021 followed by earnings based on ROAA of 0.39 percent in 2022 and 0.43 percent in 2023. The Bank’s ratio of noninterest income to average assets decreased slightly in 2020 but has consistently been above industry averages. Overhead expenses to assets indicated a modest decrease during the past twelve months and are projected to continue to decrease as a ratio.

In recognition of the foregoing earnings related factors, considering Generations’ historical and current performance measures, as well as Business Plan projections, a moderate downward adjustment has been made to the Corporation’s pro forma market value for earnings performance, recognizing the need to focus on recent and historical earnings trends.

MARKET AREA

Generations’ market area is focused on Cayuga, Ontario, Orleans and Seneca Counties, New York. In summary, population increased in Ontario and Seneca Counties from 2000 to 2010 and decreased in Cayuga and Orleans Counties, and the number of households increased in all four counties. The 2010 per capita income and median household income levels in Ontario County were the closest to state and national levels, but the per capita and median household income levels in all other counties were below both state and national levels. Also, Ontario and Seneca Counties’ unemployment rates have been lower than Cayuga and Orleans Counties’ rates and lower than New York’s rates. According to the 2010 Census, median housing values in all four counties were below the state and national median, as expected in these nonmetropolitan markets. Through 2019, all four counties’ median housing values increased but are still lower than the state and national rates.

The Corporation holds deposits of approximately 91.4 percent of all thrift deposits in the four-county market area as of June 30, 2019, but represents a minimal 6.0 percent share of the total deposit base of $4.3 billion.

In recognition of the foregoing factors, we believe that no adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of Generations is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 22, and is compared to the comparable group in Exhibits 39, 40, and 41. The Corporation's ratio of total equity to total assets was 7.88 percent at June 30, 2020, which was lower than the comparable group at 11.80 percent, all thrifts at 12.13 percent and Northeast thrifts at 11.10 percent. Based on the second stage offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to 10.74 percent and the Bank's pro forma equity to assets ratio will increase to 10.58 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Generations had a slightly higher 76.37 percent ratio of net loans to total assets at June 30, 2020, compared to the comparable group at 64.61 percent. All thrifts indicated a lower 71.84 percent, with Northeast thrifts at a lower 72.94 percent. The Bank's 12.55 percent share of cash and investments was lower than the comparable group at 16.24 percent, while all thrifts were at 12.34 percent and Northeast thrifts were at 13.09 percent. Generations’ 0.50 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 11.14 percent and lower than all thrifts at 7.29 percent and lower than Northeast thrifts at 5.46 percent.

The Bank's 81.82 percent ratio of deposits to total assets was higher than the comparable group at 74.70 percent, higher than all thrifts at 76.51 percent and higher than Northeast thrifts at 75.97 percent. Generations’ higher ratio of deposits was due to its lower share of equity. Generations had a lower equity to asset ratio of 7.88 percent, compared to the comparable group at 11.80 percent of total assets, with all thrifts at 12.13 percent and Northeast thrifts at 11.10 percent. Generations had a lower share of borrowed funds to assets of 8.78 percent at June 30, 2020, lower than the comparable group at 12.20 percent and lower than all thrifts at 10.00 percent and Northeast thrifts at 11.11 percent. In 2019, total deposits increased by $22.9 million or 8.8 percent. During 2018, Generations’ deposits increased by $34.7 million or 15.4 percent from $225.7 million to $260.4 million.

Financial Condition (cont.)

Generations had 0.45 percent in goodwill and intangible assets and had a lower 0.01 share of repossessed real estate at June 30, 2020. The Bank had repossessed real estate of $25,000 or 0.01 percent of assets at June 30, 2020. This compares to ratios of 0.21 percent for goodwill and intangible assets and 0.07 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.78 percent and a real estate owned ratio of 0.10 percent.

The financial condition of Generations has been impacted by its higher balance of nonperforming assets of $4,733,000 or a higher 1.28 percent of total assets at June 30, 2020, compared to a lower 0.74 percent for the comparable group, 0.67 percent for all thrifts, 0.54 percent for Northeast thrifts and 0.62 percent for New York thrifts. The Bank's ratio of nonperforming assets to total assets was a higher 1.80 percent at December 31, 2019, and a higher 1.62 percent at December 31, 2015.

At June 30, 2020, Generations had $1,996,000 of allowances for loan losses, which represented 0.54 percent of assets and 0.70 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.82 percent of assets and 1.16 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.78 percent of assets and a lower 1.06 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Generations’ $1,996,000 of allowances for loan losses represented 42.17 percent of nonperforming assets at June 30, 2020, compared to the comparable group's higher 226.26 percent, with all thrifts at 269.74 percent, Northeast thrifts at 310.29 percent and New York thrifts’ ratio at 165.75 percent. Generations’ ratio of net charge-offs to average total loans was 0.01 percent for the twelve months ended June 30, 2020, compared to a higher 0.03 percent for the comparable group, 0.03 percent for all thrifts and 0.02 percent for Northeast thrifts.

Financial Condition (cont.)

Generations has a moderate level of interest rate risk. The change in the Bank’s NPV level at June 30, 2020, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 14.7 percent decrease, representing a dollar decrease in equity value of $3,729,000. The Bank’s exposure increases to a 26.2 percent decrease in its NPV level under a 200 basis point rise in rates, representing a dollar decrease in equity of $6,650,000. The Bank’s post shock NPV ratio at June 30, 2020, assuming a 200 basis point rise in interest rates was 5.39 percent and indicated a 151 basis point decrease from its 6.90 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s lower share of equity, higher share of nonperforming assets, lower share of allowance for loan loss to loans and lower share to nonperforming assets, we believe that a modest downward adjustment is warranted for Generations’ current financial condition.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Generations has been characterized by a moderate increase in assets, a moderate increase in loans, and a moderate increase in deposits. The Bank’s average annual asset change from December 31, 2017, to December 31, 2019, was 9.82 percent. This increase compares to a lower 6.2 percent increase for the comparable group, a lower 4.8 percent for all thrifts, and a lower 8.1 percent for Northeast thrifts. The Bank’s moderate increase in assets is less than its increase in net loans during the period of an average annual 9.21 percent with a strong increase in cash and investments of an annual 18.39 percent. Generations’ deposits indicate an average annual increase of 12.77 percent from December 31, 2017, to December 31, 2019, compared to average growth rates of 9.2 percent for the comparable group, 8.1 percent for all thrifts and 10.8 percent for Northeast thrifts.

Generations’ deposits indicated a moderate increase of 8.8 percent from December 31, 2018 to 2019. Annual deposit change was growth rates of 6.8 percent for the comparable group, 5.0 percent for all thrifts and 7.5 percent for Northeast thrifts. The Bank had $32.6 million in borrowed funds or 8.78 percent of assets at June 30, 2020, compared to the comparable group at 12.20 percent and also had a slightly lower $31.4 million in borrowed funds at December 31, 2019, or 9.0 percent of assets.

In response to its higher deposit increase, recently, the Bank grew moderately in 2019 and in the first half of 2020, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. Generations’ primary market area counties experienced increases in population and households in two of its four counties between 2000 and 2010, while all four market area counties experienced modest increases in households. Three of the four market area counties also indicated 2010 per capita income below that of the United States, and the median household income level in two of the four market area counties was above the national level. In 2010, the median housing value in the four market area counties was lower than that of New York and also lower than that of the United States, due to the smaller size of these counties, and the median rent level was also lower than both state and national levels.

Asset, Loan and Deposit Growth (cont.)

The total deposit base in the four market area counties increased by 2.6 percent from

June 30, 2018, to June 30, 2019; and during that period, the number of financial institution offices in these counties decreased by one office. From June 30, 2018, to June 30, 2019, Generations’ deposit market share in its four market area counties decreased slightly, from 6.4 percent in 2018 to 6.0 percent in 2019.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation does not currently pay dividends. The payment of cash dividends may occur in the future based upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Eight of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 2.04 percent and an average payout ratio of 23.52 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 3.34 percent with a payout ratio of 28.07 percent.

In our opinion, a modest downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

In 2019, investors' interest in new issues was somewhat volatile and then weakened in 2020 due to COVID-19. Such interest is related to the volatile economic conditions and downturn in financial institution stock prices, which could be further challenged in the future due to the current interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength and trend of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of merger/acquisition activity in the thrift industry.

Generations will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $460,000 or 3.1 percent of the stock offered to the public based on the appraised midpoint valuation and the 39.9 percent minority offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Keefe, Bruyette & Woods, A Stifel Company, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that a downward adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Keefe, Bruyette & Woods. The stock of the Corporation will be traded on the NASDAQ Capital Market.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $58.8 million for the stock outstanding compared to a midpoint public offering of $15.0 million for the Corporation, less the ESOP and the estimated to be 46,000 shares purchased by officers and directors, resulting in shares sold of just 1,382,454 or $13.8 million. The Corporation’s public market capitalization will be approximately 25.5 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 2,754 shares during the last four quarters.

The comparable group has an average of 3,460,742 shares outstanding compared to 2,500,000 shares outstanding for the Corporation based on the midpoint valuation and including the exchange shares.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a modest downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Mr. Menzo D. Case is president, chief executive officer and director of Generations Bank, positions he has held since 2008. Mr. Case began his employment with Generations Bank in 1999 as treasurer and chief financial officer and became executive vice president in 2002. Mr. Case has over 27 years of experience in banking. He serves as a board member and audit committee chair for Finger Lakes Health Systems, Inc., Geneva, New York, and is a board member for the New York Chiropractic College in Seneca Falls, New York. Mr. Case is a board member and actively volunteers for Habitat for Humanity of Seneca County, New York, an organization which has built homes for over 115 Seneca County residents over the 20 year period of his involvement.

Ms. Shelley J. Tafel is senior vice president and chief financial officer of Generations Bank, positions she has held since 2016. Prior to this, from the time she joined Generations Bank in 2011 until 2016, she served as vice president and chief financial officer. Previous to joining Generations Bank, for five years, Ms. Tafel was vice president and controller at another community financial institution in New York State. Ms. Tafel is a New York licensed CPA.

Mr. Kenneth Winn is senior vice president/credit administration of Generations Bank, a position he has held since 2016. In this role, Mr. Winn manages the commercial and residential credit administration functions for Generations Bank. Prior to joining Generations Bank, from 2014 to 2016, Mr. Winn was a credit consultant to a variety of community banks and credit unions. Prior to this, Mr. Winn served as executive vice president and chief risk officer, from 2012-2014, and senior vice president/senior credit administrator/compliance director and risk officer, from 2004 to 2012, at another financial institution.

Management (cont.)

During its most recent fiscal year, Generations has experienced a decrease in its net interest margin, typical of the industry, experienced a decrease in noninterest income and reduced its noninterest expenses to assets. The Bank did experience a rise in its cost of funds in 2019. The Bank experienced an ROAA of 0.03 percent in 2019, impacted by lower net interest income. The Bank’s asset quality position experienced a rise from December 31, 2015, to December 31, 2019, with nonperforming assets increasing from 1.62 percent in 2015 to 1.80 percent in 2019 and then decreasing to 1.27 percent at June 30, 2020. The Bank has also slightly strengthened its lending activity from 2015 to 2019. The Bank’s management team is confident that the Bank is positioned for continued loan growth and improved profitability following its second stage offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, especially today, due to COVID-19, speculation on future changes, current legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering and particularly in light of COVID-19. In our opinion, recent market trends, including the recent pricing decreases for several of the most recent conversions, cause us to conclude that a moderate new issue discount is warranted in the case of this offering. Consequently, at this time we have made a moderate downward adjustment to the Corporation's pro forma market value related to a new issue discount.

VI.       VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have decreased in 2020, along with market prices for financial institution stocks, less attention has been given to the price to core earnings method in 2020, considering decreases in bank stock prices during 2020. During the past two years, however, as fluctuating earnings have increased, with much lower interest rates having varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

Valuation Methods (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, financial condition, stock liquidity, dividends, subscription interest and for the marketing of the issue. No adjustments were made for management and market area. A modest upward adjustment was made for the Bank’s asset, loan and deposit growth.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; and increasing at the maximum to 15 percent over the midpoint.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition. Exhibit 46 shows the average and median price to book value ratios for the comparable group, which were 89.29 percent and 84.55 percent, respectively. The comparable group indicated a moderate range, from a low of 66.13 percent to a high of 119.00 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 92.40 percent and 88.79 percent, respectively, with a range of 66.45 percent to 119.00 percent. Excluding the low and the high in the group, the comparable group's price to book value range narrowed slightly from a low of 72.08 percent to a high of 118.61 percent; and the comparable group’s price to tangible book value range narrowed slightly from a low of 72.81 percent to a high of 118.61 percent.

Price to Book Value Method (cont.)

The Corporation’s book value was $29,338,000 and its tangible book value was a lower $27,665,000 at June 30, 2020. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 60.53 percent and a corresponding fully converted price to tangible book value ratio of 63.09 percent at the midpoint. The fully converted price to book value ratio increases from 54.05 percent at the minimum to 66.45 percent at the maximum, while the fully converted price to tangible book value ratio increases from 56.47 percent at the minimum to 69.11 percent at the maximum.

The Corporation's fully converted pro forma price to book value ratio of 60.53 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 45, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after the completion of the second stage offering at the midpoint of the valuation range will be approximately 10.74 percent compared to 11.05 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended June 30, 2020, were $867,000 (reference Exhibit 7) and its net earnings were an identical $867,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $867,000.

Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 46, the average price to core earnings multiple for the comparable group was 16.26, while the median was a lower 12.08. The average price to net earnings multiple was 15.36, and the median multiple was 10.49. The range of the price to core earnings multiple for the comparable group was from a low of 8.36 to a high of 39.42. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 9.23 to a high of 32.39 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 33.45 at the midpoint, based on the Corporation’s core earnings of $867,000 for the twelve months ended June 30, 2020. The Corporation’s fully converted core earnings multiple of 33.45 is equal to its net earnings multiple of 33.45.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 44 indicates that the average price to assets ratio of the comparable group was 10.09 percent, and the median was a lower 8.34 percent. The range in the price to assets ratios for the comparable group varied from a low of 6.48 percent to a high of 20.59 percent. The range narrows moderately with the elimination of the two extremes in the group to a low of 7.16 percent and a high of 16.64 percent.

Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 6.51 percent at the midpoint, recognizing the Corporation’s lower equity ratio, which ranges from a low of 5.56 percent at the minimum to 7.44 percent at the maximum.

Valuation Conclusion

Exhibits 47 through 52 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 52 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $29,338,000 at June 30, 2020, the Bank’s price to book value ratio of 60.57 percent represents a midpoint discount relative to the comparable group of 32.16 percent. The Corporation’s fully converted price to core earnings multiple of 44.58 represents midpoint premium relative to the comparable group of 190.23 percent. Recognizing the Corporation’s June 30, 2020, asset base of $372,320,000, the Bank’s price to assets ratio of 6.51 percent represents a midpoint discount relative to the comparable group of 35.48 percent.

It is our opinion that as of August 21, 2020, the pro forma market value of the Corporation is $25,000,000 at the midpoint, representing 2,500,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $21,250,000 or 2,125,000 shares at $10.00 per share to a maximum of $28,750,000 or 2,875,000 shares at $10.00 per share, with such range being defined at 15 percent below the appraised value to 15 percent above the appraised value.

Valuation Conclusion (cont.)

Our valuation assumptions, process and conclusions recognize that minority public shareholders collectively own 39.90 percent of the Bank’s outstanding shares, recognizing the $16,000 in net assets held at The Seneca Falls Savings Bank, MHC, and that the current offering contemplates the sale of the 60.10 percent of the outstanding shares currently owned by The Seneca Falls Savings Bank, MHC. At the conclusion of the stock offering, the Corporation will own all the common stock of Generations Bank in conjunction with the completion of the second stage offering. As indicated in Exhibit 47, in the second stage conversion, each minority share will be exchanged for 1.0150 shares of the Corporation at the midpoint of the offering range, with that exchange ratio being 0.8627 shares, and 1.1672 shares at the minimum and maximum of the offering range, respectively.

The appraised value of Generations Bancorp NY, Inc. as of August 21, 2020, is $25,000,000 at the midpoint.

EXHIBIT 1

SENECA-CAYUGA BANCORP, INC.

SENECA FALLS, NEW YORK

Balance Sheet

At June 30, 2020 and December 31, 2019

($000)

	At June 30,	At December 31,
	2020	2019
ASSETS
Cash and due from banks	$8,040	$6,685
Interest earning deposits	5,491	6,763
Total cash and cash equivalents	13,531	13,448
Investment securities available-for-sale, at fair value	32,556	30,627
Investment securities held-to-maturity, fair value	1,819	2,078
Equity investment securities, at fair value	1,081	2,579
Federal Home Loan Bank stock, at cost	2,271	2,267
Loans receivable, net (allowance of $1,996 in 2020, $1,660 in 2019)	283,451	259,620
Premises and equipment, net	17,187	17,588
Bank-owned life insurance	6,960	6,893
Pension Plan asset	8,256	7,605
Foreclosed real estate & repossessed assets	25	70
Goodwill and intangible assets, net	1,673	1,705
Accrued interest receivable	1,547	1,215
Other assets	1,963	1,854

Total assets	$372,320	$347,549

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$38,887	$38,098
Interest-bearing	265,762	245,240
Total deposits	304,649	283,338
FHLB advances	32,603	31,448
Subordinated debt	735	735
Advances from borrowers for taxes and insurance	2,780	2,712
Other liabilities	2,215	1,085
Total liabilities	342,982	319,318

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.01; 1,000,000 shares authorized; none issued		--
Common stock, par value $0.01; 9,000,000 shares authorized; 2,551,940 shares issued in 2020, 2,551,940 shares issued in 2019; 2463,507 and 2,467,507 shares outstanding in 2020 and 2019, respectively	26	26
Additional paid-in capital	11,958	11,962
Retained earnings	19,262	18,571
Accumulated other comprehensive loss	(942)	(1,662)
Treasury stock, at cost; XX,XXX and 84,433 shares in 2020 and 2019	(904)	(573)
Unearning ESOP shares, at cost	(62)	(93)
Total equity	29,338	28,231

Total liabilities and equity	$372,320	$347,549

Source: Seneca-Cayuga Bancorp, Inc.'s audited and unaudited financial statements

EXHIBIT 2

SENECA-CAYUGA BANCORP, INC.

SENECA FALLS, NEW YORK

Balance Sheets

At December 31, 2018 2017, 2016 and 2015

($000)

	December 31,
	2018	2017	2016	2015
ASSETS
Cash and due from banks	$5,438	$4,205	$4,578	$4,058
Interest-earning deposits	3,697	2,071	675	4,970
Total cash and cash equivalents	9,135	6,276	5,253	9,028
Investment securities available-for-sale, at fair value	22,628	24,814	20,772	30,573
Investment securities held-to-maturity, fair value	2,764	4,530	5,447	6,604
Federal Home Loan Bank stock, at cost	2,087	2,554	3,018	3,479
Loans, net of allowance for loan losses	244,100	219,238	204,236	201,613
Premises and equipment	18,489	17,917	18,856	18,006
Bank-owned life insurance	6,762	6,635	6,506	6,365
Pension plan asset	6,362	4,800	4,606	1,968
Foreclosed real estate & repossessed assets	50	138	174	732
Goodwill and intangible assets, net	1,760	796	797	327
Accrued interest receivable	1,046	1,127	881	801
Other assets	2,979	1,687	2,138	2,308

Total assets	$318,162	$290,512	$272,684	$281,804

LIABILITIES AND SHAREHOLDERS' EARNINGS
LIABILITIES
Deposits:
Noninterest-bearing	$38,501	$26,173	$23,695	$21,557
Interest-bearing	221,942	199,507	176,602	176,152
Total deposits	260,443	225,680	200,297	197,709
Short-term borrowings	1,000	2,000	1,000	--
Long-term borrowings	24,569	32,780	41,667	50,492
Subordinated debt	735	735	735	735
Advances from borrowers for taxes and insurance	2,715	1,639	1,471	1,325
Other liabilities	1,331	1,906	2,636	2,216

Total liabilities	290,793	264,740	247,806	252,477

EXHIBIT 2 (continued)

SENECA-CAYUGA BANCORP, INC.

SENECA FALLS, NEW YORK

Balance Sheets

At December 31, 2018 2017, 2016 and 2015

($000)

	December 31,
	2018	2017	2016	2015
SHAREHOLDERS' EQUITY
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized; 5,000 shares issued and outstanding in 2015	--	--	--	5
Common stock, par value $0.01; 9,000,000 shares authorized; 2,551,940, shares issued in 2018, 2017, 2016 and 2015; 2,471,200, 2,300,740, 2,311,070 and 2,315,300 shares outstanding in 2018, 2017, 2016 and 2015, respectively	26	24	24	24
Additional paid-in capital	11,958	9,808	9,804	14,792
Retained earnings	18,484	18,896	17,612	18,818
Accumulated other comprehensive loss	(2,411)	(2,218)	(1,869)	(3,600)
Treasury stock, at cost; 80,740, 79,760, 69,430, and 65,630 shares in 2018, 2017, 2016 and 2015, respectively	(532)	(521)	(413)	(370)
Unearned ESOP shares, at cost	(156)	(217)	(280)	(342)

Total equity	27,369	25,772	24,878	29,327

Total liabilities and equity	$318,162	$290,512	$272,684	$281,804

Source:  Seneca-Cayuga Bancorp, Inc. audited financial statements

EXHIBIT 3

SENECA-CAYUGA BANCORP, INC.

SENECA FALLS, NEW YORK

Statement of Income

For the Twelve Months Ended June 30, 2020 and the Year Ended December 31, 2918

	Twelve Months	Year Ended
	Ended	December 31,
	June 30, 2020	2019
Interest and dividend income:
Loans, including fees	$11,952	$11,742
Debt and equity securities:
Taxable	126	117
Tax exempt	870	678
Interest-earning deposits	78	102
Other	140	129
Total interest and dividend income	13,166	12,768

Interest expense:
Deposits	2,550	2,533
Short-term borrowings	28	29
Long-term borrowings	601	546
Subordinated debt	59	59
Total interest expense	3,238	3,167

Net interest income	9,928	9,601

Provision for loan losses	360	360

Net interest income after provision for loan losses	9,568	9,241

Noninterest income:
Banking fees and service charges	1,604	1,642
Mortgage banking income, net	56	84
Insurance commissions	773	804
Investment services commissions	199	284
Earnings on bank-owned life insurance	135	131
Unrealized gains (losses) on equity securities	(148)	270
Net gain on sale of available-for-sale securities	267	265
Other charges, commissions & fees	441	68
Total noninterest income	3,327	3,548

Noninterest expense:
Compensation and benefits	5,775	6,137
Occupancy and equipment	2,043	2,122
Service charges	2,173	2,257
Regulatory assessments	207	212
Professional and other services	555	479
Advertising	405	388
Other expenses	1,249	1,262
Total noninterest expense	12,407	12,857

Income (loss) before income taxes	488	(68)

Provision (credit) for income taxes	(379)	(155)

Net income (loss)	$867	$87

Source: Seneca-Cayuga Bancorp, Inc.'s audited and unaudited financial statements

EXHIBIT 4

SENECA-CAYUGA BANCORP, INC.

SENECA FALLS, NEW YORK

Statements of Income

Years Ended December 31, 2015, 2016, 2017 and 2018

	December 31,
	2018	2017	2016	2015
Interest and dividend income:
Loans, including fees	$10,640	$10,256	$9,596	$10,222
Debt and equity securities:
Taxable	230	430	915	1,270
Tax-exempt	517	593	230	181
Interest-earning deposits	58	14	8	3
Other	169	172	182	148
Total interest and dividend income	11,614	11,465	10,931	11,824

Interest expense:
Deposits	1,948	1,568	1,460	1,597
Short-term borrowings	87	45	1	12
Long-term borrowings	534	703	854	801
Subordinated debt	59	59	59	59
Total interest expense	2,628	2,375	2,374	2,469

Net interest income	8,986	9,090	8,557	9,355

Provision for loan losses	175	420	2,315	950

Net interest income after provision for loan losses	8,811	8,670	6,242	8,405

Noninterest income:
Banking fees and service charges	1,381	1,267	1,339	1,369
Mortgage banking income, net	109	73	91	112
Insurance commissions	871	850	631	619
Investment services commissions	304	276	244	--
Earnings on bank-owned life insurance	127	129	141	138
Unrealized gains (losses) on equity securities	(462)	--	--	--
Net gain on sale of available-for-sale securities	20	7	131	701
Other charges, commissions & fees	764	110	150	329
Total noninterest income	3,114	2,712	2,727	3,268

Noninterest expense:
Compensation and benefits	6,094	5,264	5,349	4,965
Occupancy and equipment	2,069	2,122	2,177	2,251
Service charges	1,662	1,336	1,107	1,048
Regulatory assessments	250	126	237	218
Professional and other services	871	480	420	357
Advertising	376	431	430	329
Other expenses	962	908	1,201	968
Total noninterest expense	12,284	10,667	10,921	10,136

Income (loss) before income taxes	(359)	715	(1,952)	1,537

Provision (credit) for income taxes	(146)	--	(756)	445

Net income (loss)	$(213)	$715	$(1,196)	$1,092

Source: Seneca-Cayuga Bancorp, Inc.'s audited financial statements

EXHIBIT  5

Selected Financial Information

At June 30, 2020 and at December 31, 2015, 2016, 2017, 2018 and 2019

(In thousands)

	At.
	June 30,	At December 31,
	2020	2019	2018	2017	2016	2015
Selected Financial Condition Data:

Total assets	$372,320	$347,549	$318,162	$290,512	$272,684	$281,804
Cash and cash equivalents	15,531	13,448	9,135	6,276	5,253	9,028
Available-for-sale securities	32,556	30,627	11,726	8,176	2,786	2,810
Securities held-to-maturity	1,819	2,078	2,764	4,530	5,447	6,604
Equity securities	1,081	2,579	10,902	16,638	17,986	27,763
Loans, net	283,451	259,620	244,100	219,238	204,236	201,613
Premises and equipment, net	17,187	17,588	18,489	17,917	18,856	18,006
Bank-owned life insurance	6,960	6,893	6,762	6,635	6,506	6,365
Pension plan asset	8,256	7,605	6,362	4,800	4,606	1,968
Federal Home Loan Bank, stock, at cost	2,271	2,267	2,087	2,554	3,018	3,479
Accrued interest receivable	1,547	1,215	1,046	1,127	881	801
Goodwill and intangible assets, net	1,673	1,705	1,760	796	797	327
Other assets	1,963	1,854	2,979	1,687	2,138	2,308
Foreclosed real estate & repossessed assets	25	70	50	138	174	732

Total liabilities	342,982	319,318	290,793	264,740	247,806	252,477
Deposits	304,649	283,338	260,443	225,680	200,297	197,709
Borrowings	33,338	32,183	26,304	35,515	43,402	51,227
Holding company borrowings and subordinated debt	1,235	735	735	735	735	735
Other liabilities	4,995	3,797	4,046	3,545	4,107	3,541

Total equity	29,338	28,231	27,369	25,772	24,878	29,327

EXHIBIT 6

Income and Expense Trends

For the Six Months Ended June 30, 2019 and 2020, and the Years Ended December 31, 2015, 2016, 2017, 2018 and 2019

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2020	2019	2019	2018	2017	2016	2015
	(In thousands)
Selected Operating Data:
Interest and dividend income	$6,665	$6,267	$12,768	$11,614	$11,465	$10,931	$11,824
Interest expense	1,581	1,510	3,167	2,628	2,375	2,374	2,469
Net interest income	5,084	4,757	9,601	8,986	9,090	8,557	9,355
Provision for loan losses	180	180	360	175	420	2,315	950
Net interest income after provision for loan losses	4,904	4,577	9,241	8,811	8,670	6,242	8,405
Noninterest income	1,514	1,735	3,548	3,114	2,712	2,727	3,268
Noninterest expense	5,951	6,401	12,857	12,284	10,667	10,921	10,136
Income (loss) before income tax provision (credit)	467	(89)	(68)	(359)	715	(1,952)	1,537
Provision (credit) for income tax	(224)	0	(155)	(146)	0	(756)	445
Net income (loss)	$691	$(89)	$87	$(213)	$715	$(1,196)	$1,092

Source: Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 7

Generations Bank

Normalized Earnings Trends

Twelve Months Ended June 30, 2020

Twelve Months
Ended
June 30,
2020
(In thousands)
Net income before taxes	$488
Adjustments:
None	0
Normalized earnings before taxes	488
Taxes	(379)
Normalized earnings after taxes	$867

Source:  Generations Bank's audited and unaudited financial statements

EXHIBIT 8

Performance Indicators

At or for the Six Months Ended June 30, 2019 and 2020 and

the Years Ended December 31, 2015, 2016, 2017, 2018 and 2019

	At or for the Six Months		Years Ended
	Ended June 30,		December 31,
	2020	2019	2019	2018	2017	2016	2015
Performance Ratios: (1)
Return on average assets	0.39%	(0.06)%	0.03%	(0.07)%	0.25%	(0.43)%	0.38%
Return on average equity	4.84%	(0.64)%	0.32%	(0.81)%	2.79%	(4.60)%	3.57%
Interest rate spread (2)	3.30%	3.52%	3.46%	3.59%	3.71%	3.57%	3.77%
Net interest margin (3)	3.25%	3.47%	3.40%	3.54%	3.67%	3.54%	3.76%
Efficiency ratio (4)	90.19%	98.60%	97.78%	101.52%	90.38%	96.78%	80.30%
Noninterest expense to average total assets	3.34%	4.03%	3.97%	4.20%	3.75%	3.94%	3.57%
Average interest-earning assets to average interest-bearing liabilities	96.33%	95.86%	96.14%	95.73%	95.82%	119.77%	122.19%
Average equity to average total assets	8.10%	8.71%	8.51%	9.00%	9.00%	9.40%	10.79%

Asset Quality Ratios:
Nonperforming assets to total assets	1.27%	1.27%	1.80%	0.95%	1.48%	1.59%	1.62%
Nonperforming loans to total loans	1.70%	1.70%	2.40%	1.22%	1.91%	2.04%	1.91%
Allowance for loan losses to nonperforming loans	42.40%	33.97%	26.90%	52.28%	59.53%	75.78%	57.88%
Allowance for loan losses to total loans	0.72%	0.68%	0.65%	0.64%	1.14%	1.54%	1.11%

Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets	11.79%	12.76%	13.14%	12.86%	12.42%	12.35%	12.43%
Total capital to risk-weighted assets	12.58%	13.50%	12.43%	12.20%	13.57%	13.60%	13.47%
Tier 1 capital to risk-weighted assets	11.79%	12.76%	13.14%	12.86%	12.42%	12.35%	12.43%
Tier 1 capital to total assets	8.13%	9.10%	8.30%	8.99%	9.28%	9.44%	9.40%

(1)	Annualized for the six-month periods ended June 30, 2020 and 2019.
(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the year.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Six Months Ended June 30, 2019 and 2020 and the Years Ended December 31, 2018 and 2019

	Six Months Ended June 30, 2020 vs. 2019			Years Ended December 31, 2019 vs. 2018
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$526	$(316)	$210	$1,211	$(109)	$1,102
Securities	203	(2)	201	33	15	48
Interest-earning deposits	22	(46)	(24)	34	10	44
Other	7	4	11	(16)	(24)	(40)
Total interest-earning assets	$758	$(360)	$398	$1,262	$(108)	$1,154

Interest-bearing liabilities:
Demand deposits	$2	$(4)	$(2)	$11	$(12)	$(1)
Money market deposits	6	(63)	(57)	47	99	146
Savings Deposits	0	(73)	(73)	24	60	84
Certificates of deposits	223	(74)	149	108	247	355
Total interest-bearing deposits	$231	$(214)	$17	$190	$394	$584

Borrowings	86	(32)	54	(76)	31	(45)

Total interest-bearing liabilities	317	(246)	71	114	425	539

Change in net interest income	$441	$(114)	$327	$1,148	$(533)	$615

Source:  Generations Bancorp NY,  Inc.'s Prospectus

EXHIBIT 10

Yield and Cost Trends

For the Six Months Ended June 30, 2019 and 2020, and

For the Years Ended December 31, 2017, 2018 and 2019

	For the
	Six Months Ended		For the Years Ended
	June 30,		December 31,
	2020(1)	2019	2019	2018	2017
	Yield/	Yield/	Yield/	Yield/	Yield/
	Rate	Rate	Rate	Rate	Rate
Interest-earning assets:
Loans	4.51%	4.74%	4.71%	4.76%	4.83%
Securities	3.08%	3.09%	3.17%	3.11%	3.46%
Interest-earning deposits	0.34%	1.91%	1.79%	1.61%	1.04%
Other	6.16%	5.83%	5.93%	7.05%	5.72%
Total interest-earning assets	4.27%	4.58%	4.53%	4.58%	4.63%

Interest-bearing liabilities:
Demand accounts	0.06%	0.70%	0.07%	0.09%	0.10%
Savings deposits	0.46%	0.97%	0.86%	0.45%	0.18%
Money market accounts	0.46%	0.62%	0.60%	0.54%	0.56%
Certificates of deposit	1.84%	1.99%	2.01%	1.72%	1.50%
Total interest-bearing deposits	0.85%	0.94%	0.95%	0.84%	0.73%
Borrowings	2.09%	2.27%	2.18%	2.07%	1.82%

Total interest-bearing liabilities	0.98%	1.06%	1.07%	1.09%	0.92%

Net interest rate spread (2)	3.29%	3.52%	3.46%	3.59%	3.71%

Net interest margin (3)	3.26%	3.47%	3.40%	3.54%	3.67%

(1) Annualized

(2) Net interest rate rpsread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest earning assets.

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 11

Net Portfolio Value

At June 30, 2020

				NPV as a Percentage of Present
Change in		Estimated Increase		Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		NPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount (2)	% Change	Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)

+300	16,593	(8,745)	(34.5)%	4.92%	(198)
+200	18,688	(6,650)	(26.2)%	5.39%	(151)
+100	21,609	(3,729)	(14.7)%	6.06%	(84)
--	25,338	--	--	6.90%	--
-100	27,805	2,467	9.7%	7.32%	42

(1)  Assumes an immediate uniform change in interest rates at all maturities.

(2)  NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)  Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)  NPV Ratio represents NPV divided by the present value of assets.

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2020, and,

At December 31, 2015, 2016, 2017, 2018 and 2019

(Dollars in thousands)

			At December 31,
	At June 30, 2020		2019		2018		2017		2016		2015
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential:
One- to four-family	$135,909	49.0%	$138,714	54.0%	$135,849	55.9%	$114,783	52.5%	$106,396	52.1%	$98,476	49.3%
Construction	221	0.1%	828	0.3%	930	0.4%	577	0.3%	269	0.2%	520	0.3%
Commercial:
Real estate - nonresidential	34,884	12.6%	35,696	13.9%	35,474	14.6%	36,549	16.7%	36,310	17.8%	35,829	17.9%
Multi-family	5,188	1.9%	5,585	2.2%	5,756	2.4%	5,731	2.6%	787	0.4%	824	0.4%
Construction	0	0.0%	100	0.0%	606	0.2%	2,803	1.3%	5,082	2.5%	3,658	1.8%
Commercial business	22,569	8.1%	14,432	5.6%	17,334	7.1%	15,511	7.1%	14,170	7.0%	16,709	8.4%
Consumer:
Home equity loans and liens	11,537	4.2%	12,003	4.7%	10,596	4.3%	7,771	3.5%	6,788	3.3%	5,938	3.0%
Manufactured homes	30,020	10.8%	23,769	9.3%	18,965	7.8%	19,710	9.0%	19,864	9.7%	20,029	10.0%
Automobile	23,154	8.3%	21,083	8.2%	14,068	5.8%	12,604	5.8%	11,845	5.8%	15,635	7.8%
Student	2,290	0.8%	2,251	0.9%	1,674	0.7%	1,252	0.6%	855	0.4%	549	0.3%
Other consumer	11,660	4.2%	2,348	0.9%	1,847	0.8%	1,361	0.6%	1,715	0.8%	1,630	0.8%
Total loans	277,432	100.0%	256,809	100.0%	243,099	100.0%	218,652	100.0%	204,081	100.0%	199,797	100.0%
Less:
Deferred loan costs (fees)	8,405		4,895		3,031		3,069		3,335		4,030
FV credit and yield adjustment	(390)		(424)		(482)		0		0		0
Allowance for loan losses	(1,996)		(1,660)		(1,548)		(2,483)		(3,150)		(2,214)
	6,019		2,811		1,001		586		185		1,816
Total loans, net	$283,451		$259,620		$244,100		$219,238		$204,266		$201,613

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 13

Loan Maturity Schedule
At December 31, 2019

	Due During the Years Ending December 31,
				2023 to	2025 to	2030 to	2035 and
Loan Categories	2020	2021	2022	2024	2029	2034	Beyond	Total
			(Dollars in thousands)
One- to four-family	$44	$120	$364	$1,815	$6,879	$15,749	$113,743	$138,714
Residential construction	828	--	--	--	--	--	--	828
Commercial real estate	1,404	5	112	2,172	2,951	12,281	16,771	35,696
Multi-family	328	--	--	--	--	64	5,193	5,585
Commercial construction	100	--	--	--	--	--	--	100
Commercial business	5,253	131	1,615	3,048	3,336	1,013	36	14,432
Home equity and lines of credit	240	239	875	1,688	7,512	1,403	46	12,003
Manufactured homes	9	30	29	520	4,808	8,988	9,385	23,769
Automobile	255	1,693	609	9,475	9,051	--	--	21,083
Student	--	--	2	--	707	1,542	--	2,251
Other consumer	77	158	244	431	728	524	186	2,348
Total	$8,538	$2,376	$3,850	$19,149	$35,972	$41,564	$145,360	$256,809

Fixed and Adjustable-Rate Loan Schedule
	Due After December 31, 2020
	Fixed	Adjustable	Total
	(Dollars in thousands)
Residential:
One- to four-family	$129,295	$9,419	$138,714
Construction	828	--	828
Commercial:
Real estate - nonresidential	6,758	28,938	35,696
Multi-family	0	5,585	5,585
Construction	100	--	100
Commercial business	8,521	5,911	14,432
Consumer:
Home equity and lines of credit	10,697	1,306	12,003
Manufactured homes	23,769	--	23,769
Automobile	21,083	--	21,083
Student	2,251	--	2,251
Other consumer	2,317	31	2,348
Total loans receivable	$205,619	$51,190	$256,809

Source: Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments
For the Six Months Ended June 30, 2020, and
For the Years Ended December 31, 2015, 2016, 2017, 2018 and 2019

	Six Months
	Ended
	June 30,	Years Ended December 31,
	2020	2019	2018	2017	2016	2015
	(In thousands)
Total loans, including loans held-for-sale, at beginning of period	$256,809	$243,099	$218,652	$204,081	$199,797	$202,456
Loans originated:
Residential:
One- to four-family	7,469	10,225	11,819	18,023	17,645	18,893
Construction	--	788	1,325	1,709	732	1,159
Commercial:
Real estate - nonresidential	1,699	3,848	6,007	3,876	4,692	9,684
Multi-family	9	--	429	2,042	1	47
Construction	9	--	634	1,002	2,014	2,656
Commercial business	10,549	5,998	29,588	21,451	10,016	11,981
Consumer:
Home equity and junior liens	20	900	3,033	3,241	2,681	2,166
Maunfactured homes	6,745	7,084	2,684	3,432	2,925	1,849
Automobile	5,595	14,484	7,838	1,472	1,877	2,087
Student and other	223	810	2,190	523	12	--
Other consumer	9,848	602	1,038	1,062	1,327	2,200
Total loans originated	42,166	44,739	66,585	57,833	43,922	52,722

Loans purchased:
Residential:
One- to four-family	--	--	21,808	--	--	--
Construction	--	--	962	--	--	--
Commercial:
Real estate - nonresidential	--	--	2,272	--	--	--
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Commercial business	--	--	558	--	--	--
Consumer:
Home equity and junior liens	--	--	1,352	--	--	--
Maunfactured homes	--	--	--	--	--	--
Automobile	--	--	--	--	--	--
Student	--	--	--	--	--	--
Other consumer	--	--	673	--	--	--
Total loans purchased	--	--	27,625	--	--	--

Loans sold:
Residential:
One- to four-family investor-owned			(120)
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	--	--	--	--	--	--
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Commercial business	--	--	--	--	--	--
Consumer
Home equity and junior liens	--	--	--	--	--	--
Manufactured homes	--	--	--	--	--	--
Automobile	--	--	--	--	--	--
Student and other	--	--	--	--	--	--
Other consumer	--	--	--	--	--	--
Total loans sold	--	--	(120)	--	--	--

Other:
Principal repayments	(32,898)	(31,029)	(69,643)	(43,262)	(39,638)	(55,381)
Net loan activity	9,268	13,710	24,567	14,571	4,284	(2,659)
Total loans, including loans held-for-sale, at end of period	$266,077	$256,809	$243,099	$218,652	$204,081	$199,797

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 15

Loan Delinquencies

At June 30, 2020, and at December 31, 2015, 2016, 2017, 2018 and 2019

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total

	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2020
Residential:
One- to four-family	45	$3,265	30	$2,321	75	$5,586
Construction	--	--	4	--	--	--
Commercial:
Real estate - nonresidential	1	68	4	2,059	5	2,127
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	7	278	3	192	10	470
Consumer:
Home equity loans and lines of credit	5	121	5	84	10	205
Manufactured homes	15	973	--	--	15	973
Automobile	29	198	12	50	41	248
Student	--	--	--	--	--	--
Other consumer	10	138	1	2	11	140
Total loans receivable	112	$5,041	59	$4,708	167	$9,749

At December 31, 2019
Residential:
One- to four-family	69	$5,369	38	$2,259	107	$7,628
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	2	1,738	3	912	5	2,650
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	8	564	1	73	9	637
Consumer:
Home equity loans and lines of credit	11	225	7	154	18	379
Manufactured homes	9	262	--	--	9	262
Automobile	50	261	9	54	59	315
Student	--	35	--	--	--	35
Other consumer	11	78	--	--	11	78

Total	160	$8,532	58	$3,452	218	$11,984

At December 31, 2018
Residential:
One- to four-family	82	$6,141	32	$1,677	114	$7,818
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	3	2,614	3	859	6	3,473
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	4	1,637	3	196	7	1,833
Consumer:
Home equity loans and lines of credit	9	143	5	124	14	267
Manufactured homes	12	423	--	--	12	423
Automobile	66	398	14	64	80	462
Student	--	27	--	8	--	35
Other consumer	18	115	--	24	18	139

Total	194	$11,498	57	$2,952	251	$14,450

EXHIBIT 15 (continued)

Loan Delinquencies

At June 30, 2020, and at December 31, 2015, 2016, 2017, 2018 and 2019

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total

	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2017
Residential:
One- to four-family	44	$3,472	23	$1,274	67	$4,746
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	4	2,544	2	617	6	3,161
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	3	131	6	1,952	9	2,083
Consumer:
Home equity loans and lines of credit	8	154	3	46	11	200
Manufactured homes	14	647	--	--	14	647
Automobile	146	1,058	37	281	183	1,339
Student	--	--	--	--	--	--
Other consumer	6	6	2	1	8	7
Total loans receivable	225	$8,012	73	$4,171	298	$12,183

At December 31, 2016
Residential:
One- to four-family	53	$3,789	19	$1,122	72	$4,911
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	2	1,661	6	666	8	2,327
Multi-family	1	169	--	--	--	169
Construction	--	--	--	--	--	--
Other commercial and industrial	2	122	4	1,642	6	1,764
Consumer:
Home equity loans and lines of credit	5	108	5	92	10	200
Manufactured homes	8	339		--	8	339
Automobile	175	1,442	61	651	236	2,093
Student	--	--	--	--	--	--
Other consumer	3	16	--	--	3	16
Total loans receivable	250	$7,646	95	$4,173	343	$11,819

At December 31, 2015
Residential:
One- to four-family	58	$3,933	--	$1,134	58	$5,067
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	1	94	3	177	4	271
Multi-family	1	45	--	--	2	45
Construction	--	--	--	--	--	--
Other commercial and industrial	2	35	6	1,808	8	1,843
Consumer:
Home equity loans and lines of credit	3	47	1	36	4	83
Manufactured homes	13	572	1	15	14	587
Automobile	235	2,561	52	541	287	3,102
Student	--	--	--	--	--	--
Other consumer	3	55	2	4	5	59
Total loans receivable	316	$7,342	65	$3,715	382	$11,057

Source: Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 16

Nonperforming Assets

At June 30, 2020, and at December 31, 2015, 2016, 2017, 2018 and 2019

	At June 30,	At December 31,
	2020	2019	2018	2017	2016	2015
	(Dollars in thousands)
Nonaccrual loans:
Residential:
One- to four-family	$2,321	$2,259	$1,677	$963	$1,122	$1,203
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	2,059	2,509	859	468	666	177
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	192	1,195	196	1,952	1,642	1,846
Consumer:
Home equity loans and lines of credit	84	154	124	46	92	36
Manufactured homes	--	--	--	--	--	15
Automobile	50	54	64	276	635	544
Student	--	--	8	--	--	--
Other consumer	2	--	33	1	--	4
Total nonaccrual loans	4,708	6,171	2,961	3,706	4,157	3,825

Accruing loans 90 days or more past due:
Residential:
One- to four-family	$--	$--	$--	$316	$--	$--
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	--	--	--	149	--	--
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	--	--	--	--	--	--
Consumer:
Home equity loans and lines of credit	--	--	--	--	--	--
Manufactured homes	--	--	--	--	--	--
Automobile	--	--	--	--	--	--
Student	--	--	--	--	--	--
Other consumer	--	--	--	--	--	--
Total accruing loans past due 90 days or more	--	--	--	465	--

EXHIBIT 16 (continued)

Nonperforming Assets

At June 30, 2020, and at December 31, 2015, 2016, 2017, 2018 and 2019

	At June 30,	At December 31,
	2020	2019	2018	2017	2016	2015
	(Dollars in thousands)
Real estate owned:
Residential:
One- to four-family	$--	$60	$50	$138	$174	$429
Construction	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	25	--	--	--	--	--
Multi-family	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Other commercial and industrial	--	--	--	--	--	--
Consumer:
Home equity loans and lines of credit	--	--	--	--	--	--
Manufactured homes	--	--	--	--	--	--
Automobile	--	10	--	--	--	303
Student	--	--	--	--	--	--
Other consumer	--	--	--	--	--	--
Total nonperforming assets	25	70	50	138	174	732
Total nonperforming assets	$4,733	$6,241	$3,011	$4,309	$4,331	$4,557

Ratios:
Total nonperforming loans to total loans	1.70%	2.40%	1.22%	1.91%	2.04%	1.91%
Total nonperforming loans to total assets	1.26%	1.78%	0.93%	1.44%	1.52%	1.36%
Total nonperforming assets to total assets	1.27%	1.80%	0.95%	1.48%	1.59%	1.62%

Source: Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 17

Classified Assets

At June 30, 2020, and at December 31, 2017, 2018 and 2019

(Dollars in thousands)

	At	At
	June 30,	December 31,
	2020	2019	2018
Classification of assets:
Special mention assets	$4,830	$6,476	$5,523
Substandard assets	8,486	7,053	8,284
Doubtful assets	--	--	--
Loss assets	--	--	--
Total classified assets	$13,316	$13,529	$13,807

Source: Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 18

Allowance for Loan Losses

At for the Six Months Ended June 30, 2019 and 2020, and

For the Years Ended December 31, 2015, 2016, 2017, 2018 and 2019

	Six Months Ended		Years Ended
	June 30,		December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in thousands)
Balance at beginning of year	$1,660	1,548	$1,548	$2,483	$3,150	$2,214	$2,507

Provision for loan losses	180	180	360	175	420	2,315	950

Charge-offs:
Residential:
One- to four-family	$(8)	--	$(42)	$(30)	$(49)	$(46)	$(207)
Construction	--	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	--	(18)	(18)	(4)	(82)	--	--
Real estate - Multi-family	--	--	--	--	--	--	(21)
Construction	--	--	--	--	--	--	--
Other commercial and industrial	--	(58)	(106)	(531)	(31)	(162)	(66)
Consumer
Home equity loans and lines of credit	--	--	--	(41)	--	--	--
Manufactured homes	--	--	--	--	--	--	--
Automobile	(29)	(67)	(137)	(636)	(1,008)	(1,191)	(1,037)
Student	--	--	(25)	--	--	--	--
Other consumer	(17)	(43)	(68)	(11)	(8)	(18)	(4)
Total charge-offs	(54)	(186)	(396)	(1,253)	(1,178)	(1,417)	(1,335)

Recoveries:
Residential:
One- to four-family	$2	2	$2	$13	$11	$12	$42
Construction	--	--	--	--	--	--	--
Commercial:
Real estate - nonresidential	--	3	--	--	--	--	--
Real estate - Multi-family	9	1	9	4	--	4	--
Construction	--	--	--	--	--	--	--
Other commercial and industrial	140	79	79	44	--	--	--
Consumer
Home equity loans and lines of credit	12	--	--	1	--	--	--
Manufactured homes	--	--	--	--	--	--	--
Automobile	35	27	52	77	72	18	48
Student	--	--	1	--	--	--	--
Other consumer	12	3	5	4	8	4	2
Total recoveries	210	115	148	143	91	38	92

Net charge-offs (recoveries)	156	(71)	(248)	(1,110)	(1,087)	(1,379)	(1,243)

Balance at end of year	$1,996	1,657	$1,660	$1,548	$2,483	$3,150	$2,214

EXHIBIT 18 (continued)

Allowance for Loan Losses

At for the Six Months Ended June 30, 2019 and 2020, and

For the Years Ended December 31, 2015, 2016, 2017, 2018 and 2019

	Six Months Ended		Years Ended
	June 30,		December 31,
	2020	2019	2019	2018	2017	2016	2015
Ratios:
Allowance for loan losses to nonperforming loans at end of year	42.40%	34.00%	26.90%	52.30%	59.50%	75.80%	57.90%
Allowance for loan losses to total loans outstanding at end of year	0.72%	0.68%	0.65%	0.64%	1.14%	1.54%	1.11%
Net (charge-offs) recoveries to average loans outstanding at end of year	0.06%	(0.03)%	(0.10)%	(0.50)%	(0.51)%	(0.69)%	(0.62)%

Source: Generations Bancorp NY,  Inc.'s Prospectus

EXHIBIT 19

Investment Portfolio Composition

At June 30, 2020 and at December 31, 2017, 2018 and 2019

			At December 31,
	At June 30, 2020		2019		2018		2017
	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated
Security Type	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In thousands)
Securities available for sale:

Residential mortgage-backed-US government and agency securities	$44	$45	$48	$50	$1,440	$1,404	$1,501	$1,446
Residential mortgage-backed - Private label securities	--	--	--	--	45	306	77	339
State and political subdivision securities	30,832	32,511	29,746	30,577	9,910	10,016	6,175	6,391
Other investments	--	--	--	--	--	--	--	--
Total securities available-for-sale	$30,876	$32,556	$29,794	$30,627	$11,395	$11,726	$7,753	$8,176

Securities held-to-maturity:
Residential mortgage-backed - U.S. government and agency securities	$1,819	$1,867	$2,078	$2,110	$2,764	$2,821	$3,750	$3,818
State and political subdivision securities	--	--	--	--	--	--	780	786
Total	1,819	1,867	$2,078	$2,110	$2,764	$2,821	$4,530	$4,604

Equity Securities:
Large cap equity mutual fund	$30	$30	$31	$31	$24	$24	$16	$25
Other mutual funds	1,051	1,051	2,548	2,548	10,878	10,878	16,617	16,076
Other investments	--	--	--	--	--	--	537	537
Total	$1,081	$1,081	$2,579	$2,579	$10,902	$10,902	$17,170	$16,638

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 20

Mix of Deposit Accounts

For the Six Months Ended June 30, 2020 and the Years Ended December 31, 2017, 2018 and 2019

	For the Six Months Ended
	June 30,		For the Years Ended December 31,
	2020		2019		2018		2017
	(Dollars in thousands)
Deposit type:
	Total	Percent	Total	Percent	Total	Percent	Total	Percent
	Balance	of Total	Balance	of Total	Balance	of Total	Balance	of Total
Noninterest-bearing checking	$38,887	12.76%	$38,098	13.45%	$38,501	14.78%	$26,173	11.60%
Interest-bearing checking	45,512	14.94%	27,525	9.71%	26,228	10.07%	21,186	9.39%
Money market	25,242	8.29%	24,861	8.77%	21,732	8.34%	11,096	4.92%
Savings	95,379	31.31%	85,300	30.11%	90,691	34.82%	83,482	36.99%
Certificates of deposit	99,629	32.70%	107,554	37.96%	83,291	31.98%	83,743	37.11%
Total deposits	$304,649	100.00%	$283,338	100.00%	$260,443	100.00%	$225,680	100.00%

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 21

Certificates of Deposit By Maturity

At June 30, 2020

At
June 30
2020
(In thousands)
Over $100,000 by Maturity:

Three months or less	$8,528
Over three months through six months	68,250
Over six months through one year	17,260
Over one year	15,740

Total	$109,778

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 22

Borrowed Funds

At or for the Six Months Ended June 30, 2019 and 2020, and

At or for the Years Ended December 31, 2017, 2018 and 2019

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands)
Balance outstanding at end of period	$33,338	$25,439	$32,183	$26,304	$43,402
Maximum amount of borrowing outstanding at any month end	$35,883	$35,210	$42,912	$43,582	$61,410
Weignted average interest rate at end of period	2.05%	2.26%	1.97%	2.58%	1.86%
Average interest rate during period	2.09%	2.28%	2.18%	2.07%	1.82%

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 23

OFFICES OF GENERATIONS BANK

SENECA FALLS, NEW YORK

As of June 30, 2020

	Owned	Year	Net Book
	or	Acquired or	Value of Real
Location	Leased	Leased	Property
			($000)
Main Office
Corporate Headquarters
20 East Bayard Street
Seneca Falls, NY 13148	Owned	2013	$5,328

Branch Offices:
19 Cayuga Street
Seneca Falls, NY 13148	Owned	1977	2,060

621 North Seward Avenue
Auburn, NY 13021	Owned	2011	1,461

10 Osborne Street
Auburn, NY 13021	Owned	2008	1,164

152 Cayuga Street
Union Springs, NY 13160	Owned	2009	713

1865 North Road
Waterloo, NY 13165	Owned	2010	1,365

342 Hamilton Street
Geneva, NY 14456	Owned	2004	1,094

89 Main Street
Phelps, NY 14532	Owned	2009	306

6120 State Route 96
Farmington, NY 14425	Owned	2014	1,852

13858 State Route 31 (inside Walmart) (1)
Albion, NY 14411	Leased	2018	n/a

11182 Maple Ridge Road
Medina, NY 14103	Owned	2018	658

(1) We expect to close this branch office in June 2021 upon expiration of its lease.

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF THE BANK

At June 30, 2020

			Director	Term
Name (1)	Position(s) Held with the Bank	Age	Since	Expires
Menzo D. Case	President, Chief Executive Officer and Director	56	2008	2022
Bradford M. Jones	Chairman of the Board	69	1996	2021
Dr. Jose A. Acevedo	Director	56	2017	2022
Cynthia S. Aikman	Director	57	2018	2022
James E. Gardner	Director	55	2018	2021
Gerald Maculuso	Director	69	2018	2021
Dr. Frank J. Nicchi	Director	68	2006	2023
Dr. August P. Sinicropi	Director	72	1993	2023
Vincent P. Sinicropi	Director	65	1999	2023
Shelley J. Tafel	Chief Financial Officer	54	N/A	N/A
Kenneth Winn	Senior Vice President/Credit Administration	62	N/A	N/A

(1) The mailing address for each person listed is 20 East Bayard Street, Seneca Falls, New York 13148.

Source:  Generations Bancorp NY, Inc.'s Prospectus

EXHIBIT 25

Key Demographic Data and Trends

Cayuga, Ontario, Orleans and Seneca Counties,

New York and the United States

2000, 2010 and 2025

	2000	2010	% Change	2025	% Change
Population
Cayuga County	81,963	80,026	(2.4)%	75,416	(5.8)%
Ontario County	100,203	107,931	7.7%	111,072	2.9%
Orleans County	44,237	42,883	(3.1)%	39,270	(8.4)%
Seneca County	33,337	35,251	5.7%	33,634	(4.6)%
New York	18,976,547	19,378,102	2.1%	19,549,662	0.9%
United States	281,422,025	308,745,538	9.7%	338,091,708	9.5%

Households
Cayuga County	30,558	31,445	2.9%	30,638	(2.6)%
Ontario County	38,362	43,019	12.1%	45,600	6.0%
Orleans County	15,387	16,119	4.8%	15,000	(6.9)%
Seneca County	12,628	13,393	6.1%	13,124	(2.0)%
New York	7,056,988	7,317,755	3.7%	7,473,601	2.1%
United States	105,480,443	116,716,292	10.7%	128,694,431	10.3%

Per Capita Income
Cayuga County	$17,116	$24,202	41.4%	--	--
Ontario County	21,222	28,649	35.0%	--	--
Orleans County	15,739	20,921	32.9%	--	--
Seneca County	17,185	22,641	31.7%	--	--
New York	23,015	31,527	37.0%	--	--
United States	21,242	28,088	32.2%	--	--

Median Household Income
Cayuga County	$37,804	$49,576	31.1%	$61,804	24.7%
Ontario County	44,638	53,653	20.2%	71,184	32.7%
Orleans County	37,911	43,518	14.8%	53,667	23.3%
Seneca County	37,242	45,689	22.7%	60,123	31.6%
New York	43,642	55,267	26.6%	72,700	31.5%
United States	42,257	51,362	21.5%	63,968	24.5%

Unemployment

					May
	2016	2017	2018	2019	2020
Cayuga County	5.1%	5.0%	4.5%	4.3%	10.6%
Ontario County	4.3%	4.5%	3.9%	3.9%	10.1%
Orleans County	5.7%	5.9%	5.0%	4.7%	11.6%
Seneca County	4.8%	4.5%	3.9%	3.8%	11.2%
New York	4.9%	4.7%	4.1%	4.0%	14.2%
United States	4.9%	4.4%	3.9%	3.7%	13.0%

Source:  Census Bureau and Mergent Intellect

EXHIBIT 26

Key Housing Data

Cayuga, Ontario, Orleans ande Seneca Counties,

New York and the United States

2000 & 2010

Occupied Housing Units	2000	2010
Cayuga County	30,558	31,445
Ontario County	38,372	43,019
Orleans County	15,363	16,119
Seneca County	12,630	13,393
New York	7,056,860	7,317,755
United States	105,480,101	116,716,292

Occupancy Rate
Cayuga County
Owner-Occupied	72.1%	71.8%
Renter-Occupied	27.9%	28.2%
Ontario County
Owner-Occupied	73.6%	75.5%
Renter-Occupied	26.4%	24.5%
Orleans County
Owner-Occupied	75.6%	76.7%
Renter-Occupied	24.4%	23.3%
Seneca County
Owner-Occupied	73.8%	77.4%
Renter-Occupied	26.2%	22.6%
New York
Owner-Occupied	53.0%	55.2%
Renter-Occupied	47.0%	44.8%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Cayuga County	$75,300	$106,800
Ontario County	91,006	139,400
Orleans County	70,989	90,000
Seneca County	72,400	95,700
New York	148,700	326,000
United States	119,600	186,200

Median Housing Value Estimates	2019
Cayuga County	$117,053
Ontario County	160,835
Orleans County	95,997
Seneca County	109,694
New York	295,632
United States	212,069

Median Rent	2000	2010
Cayuga County	$482	$470
Ontario County	479	601
Orleans County	407	456
Seneca County	521	529
New York	672	858
United States	602	871

  Source:  U.S. Census Bureau and American Community Survey (Census Bureau)

EXHIBIT 27

Major Sources of Employment by Industry Group

Cayuga, Ontario, Orleans and Seneca Counties,

New York and the United States

2000, 2010 and 2019

	2000
	Cayuga	Ontario	Orleans	Seneca		United
Industry Group	County	County	County	County	New York	States
Agriculture/Mining	3.9%	1.8%	3.0%	2.9%	0.6%	1.9%
Construction	6.1%	6.5%	5.2%	6.0%	5.2%	6.8%
Manufacturing	18.6%	18.8%	22.7%	18.8%	10.0%	14.1%
Wholesale/Retail	15.3%	15.3%	14.5%	15.9%	13.9%	15.3%
Transportation/Utilities	5.1%	3.3%	5.0%	3.8%	5.5%	5.2%
Information	1.5%	2.3%	1.2%	1.1%	4.1%	3.1%
Finance, Insurance & Real Estate	3.4%	2.8%	3.6%	2.8%	8.8%	6.9%
Services	46.0%	50.8%	44.8%	48.6%	52.0%	46.7%

	2010
	Cayuga	Ontario	Orleans	Seneca		United
	County	County	County	County	New York	States
Agriculture/Mining	3.9%	1.9%	3.7%	3.3%	0.6%	1.9%
Construction	7.0%	14.1%	5.9%	7.8%	5.9%	6.2%
Manufacturing	17.1%	14.1%	19.9%	18.5%	7.1%	10.4%
Wholesale/Retail	14.7%	14.1%	14.0%	15.9%	13.4%	14.5%
Transportation/Utilities	4.9%	3.0%	4.4%	4.7%	5.3%	4.9%
Information	1.2%	2.4%	0.8%	1.0%	3.1%	2.2%
Finance, Insurance & Real Estate	3.6%	4.6%	5.6%	2.6%	8.6%	6.7%
Services	47.6%	45.8%	45.7%	48.8%	56.0%	53.2%

	2018 Estimate American Community Survey
	Cayuga	Ontario	Orleans	Seneca		United
	County	County	County	County	New York	States
Agriculture/Mining	3.7%	1.7%	3.3%	4.1%	0.6%	1.8%
Construction	6.4%	5.9%	6.9%	7.2%	5.6%	6.5%
Manufacturing	13.9%	13.2%	16.9%	14.5%	6.1%	10.2%
Wholesale/Retail	13.5%	14.4%	13.5%	14.7%	12.7%	13.9%
Transportation/Utilities	4.9%	3.0%	4.6%	4.0%	10.4%	5.2%
Information	1.1%	1.9%	0.9%	0.9%	0.6%	2.1%
Finance, Insurance & Real Estate	3.3%	4.3%	6.5%	3.7%	2.9%	6.6%
Services	53.2%	55.6%	47.4%	50.9%	61.1%	60.3%

Source:  Bureau of the Census (2000 and 2010) & American Community Survey (2019)

EXHIBIT 28

Unemployment Rates

Cayuga, Ontario, Orleans and Seneca Counties

New York and the United States

For the Years 2016 through June of 2020

					June
Location	2016	2017	2018	2019	2020
Cayuga County	5.1%	5.0%	4.5%	4.3%	10.1%

Ontario County	4.3%	4.5%	3.9%	3.9%	10.2%

Orleans County	5.7%	5.9%	5.0%	4.7%	11.0%

Seneca County	4.8%	4.5%	3.9%	3.8%	11.0%

New York	4.9%	4.7%	4.1%	4.0%	15.5%

United States	4.9%	4.4%	3.9%	3.7%	11.1%

Source:  Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

EXHIBIT 29

Market Share of Deposits

Cayuga, Ontario, Orleans and Seneca Counties

June 30, 2019

	Cayuga County	Generations'	Generations'
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$1,012,010	---	---
Thrifts	84,601	$60,050	71.0%
Total	$1,096,611	$60,050	5.5%

	Ontario County	Generations'	Generations'
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$2,266,869	---	---
Thrifts	46,523	$46,523	100.0%
Total	$2,313,392	$46,523	2.0%

	Orleans County	Generations'	Generations'
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$350,518	---	---
Thrifts	50,592	$50,592	100.0%
Total	$401,110	$50,592	12.6%

	Seneca County	Generations'	Generations'
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$400,810	---	---
Thrifts	103,744	$103,744	100.0%
Total	$504,554	$103,744	20.6%

	Total	Generations'	Generations'
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$4,030,207	---	---
Thrifts	285,460	$260,909	91.4%
Total	$4,315,667	$260,909	6.0%

Source: FDIC

EXHIBIT 30

National Interest Rates by Quarter

2015 - June 30, 2019

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016
Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017
Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2018	2018	2018	2018
Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2019	2019	2019	2019
Prime Rate	5.50%	5.50%	5.50%	4.75%
90-Day Treasury Bills	2.39%	2.18%	1.84%	1.52%
1-Year Treasury Bills	2.50%	1.96%	1.71%	1.59%
30-Year Treasury Notes	2.94%	2.57%	1.94%	2.25%

	1st Qtr.	2nd Qtr.
	2020	2020
Prime Rate	3.25%	3.25%
90-Day Treasury Bills	0.11%	0.16%
1-Year Treasury Bills	0.17%	0.16%
30-Year Treasury Notes	1.15%	1.18%

Source: The Wall Street Journal

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	1.65	(58.2)	0.01	115.03	0.18	NM	NM	11.63	11.63	1.43
AX	AXOS FINANCIAL	CA	NYSE	22.08	(23.8)	2.71	203.84	0.00	8.15	7.38	111.18	126.32	10.83
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	2.11	50.7	0.01	26.98	0.10	NM	NM	77.86	77.86	7.82
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	21.00	(17.6)	2.50	187.98	1.05	8.40	8.40	88.16	88.16	11.17
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	13.41	(32.7)	1.03	147.72	1.00	13.02	13.15	87.42	87.70	9.08
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	28.70	(25.6)	2.94	242.51	0.44	9.76	10.00	79.26	114.89	11.83
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	23.79	(11.6)	2.13	219.42	1.73	11.17	11.38	101.88	102.15	10.84
WCFB	WCF BANCORP	IA	NASDAQ	6.05	(26.7)	0.10	50.50	0.00	60.50	NM	76.49	76.68	11.98
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	2.50	142.7	2.60	73.15	0.00	0.96	0.98	26.43	26.43	3.42
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	8.40	(43.5)	0.75	92.60	0.80	11.20	12.54	80.15	80.31	9.07
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	30.85	(7.9)	3.15	416.37	2.33	9.79	12.34	74.05	79.76	7.41
IROQ	IF BANCORP	IL	NASDAQ	17.25	(13.4)	1.12	191.06	0.00	15.40	15.27	75.82	76.60	9.03
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	12.20	(47.1)	0.04	307.85	0.00	NM	NM	39.95	39.95	3.96
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	10.45	(21.3)	0.50	91.95	0.82	20.90	21.77	79.23	81.70	11.36
RYFL	ROYAL FINANCIAL	IL	OTC BB	11.70	(23.6)	1.01	154.15	1.90	11.58	11.58	63.90	67.47	7.59
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	7.75	(26.0)	(0.80)	125.88	0.00	NM	NM	58.45	58.45	6.16
AMFC	AMB FINANCIAL CORP	IN	OTC BB	12.50	(28.0)	1.64	239.20	0.51	7.62	7.91	57.55	58.63	5.23
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	100.00	150.0	8.74	1,225.56	0.00	11.44	16.23	67.47	68.60	8.16
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	17.50	(14.6)	0.98	243.76	0.80	17.86	21.34	71.37	86.00	7.18
FCAP	FIRST CAPITAL	IN	NASDAQ	69.47	34.9	3.00	245.80	0.80	23.16	23.23	243.41	263.34	28.26
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	43.33	(19.8)	5.43	581.83	0.00	7.98	7.91	79.99	93.08	7.45
MSVB	MID-SOUTHERN SAVINGS BANK	IN	NASDAQ	12.08	(4.2)	0.32	58.41	0.02	37.75	37.75	114.07	114.07	20.68

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	32.80	(20.9)	3.62	390.31	1.24	9.06	9.88	81.69	92.50	8.40
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	9.90	(14.7)	1.13	155.38	0.36	8.76	9.25	67.95	68.94	6.37
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	11.01	(17.5)	0.65	66.32	0.91	16.94	21.59	120.99	122.61	16.60
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	26.95	(18.3)	3.39	297.46	0.00	7.95	7.95	79.62	86.27	9.06
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	10.05	(22.1)	0.45	81.71	0.00	22.33	22.33	86.27	88.31	12.30
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	24.81	(22.3)	2.29	249.70	1.62	10.83	10.69	90.02	90.02	9.94
HONE	HARBORONE BANCORP	MA	NASDAQ	8.54	(50.3)	0.72	122.27	0.00	11.86	14.00	51.63	61.79	6.98
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	167.78	(2.5)	14.66	1,244.10	2.22	11.44	12.26	144.00	144.00	13.49
EBSB	MERIDIAN BANCORP	MA	NASDAQ	11.60	(26.1)	1.28	121.15	0.28	9.06	9.83	84.49	87.22	9.57
PVBC	PROVIDENT BANCORP	MA	NASDAQ	7.86	(65.3)	1.00	131.52	0.00	7.86	7.86	44.41	44.41	5.98
RNDB	RANDOLPH BANCORP	MA	NASDAQ	10.05	(33.5)	0.45	110.83	0.00	22.33	23.93	79.45	88.39	9.07
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	5.79	(37.3)	0.50	81.19	0.64	11.58	11.35	72.56	78.35	7.13
SVBI	SEVERN BANCORP	MD	NASDAQ	6.48	(31.6)	0.57	66.82	0.51	11.37	11.17	69.60	69.90	9.70
FBC	FLAGSTAR BANCORP	MI	NYSE	29.43	(10.6)	3.84	472.51	0.16	7.66	7.49	90.67	120.96	6.23
NWBB	NEW BANCORP	MI	OTC BB	25.00	47.1	0.66	171.64	0.00	37.88	NM	102.75	109.51	14.57
SBT	STERLING BANCORP	MI	NASDAQ	3.58	(64.7)	1.14	69.64	0.04	3.14	71.60	53.92	55.50	5.14
STBI	STURGIS BANCORP	MI	OTC BB	15.00	(40.1)	2.83	252.09	1.47	5.30	5.56	74.48	89.82	5.95
HMNF	HMN FINANCIAL	MN	NASDAQ	14.60	(32.2)	1.73	161.82	1.03	8.44	10.14	80.98	84.00	9.02
REDW	REDWOOD FINANCIAL	MN	OTC PINK	121.00	27.4	11.54	832.69	0.00	10.49	10.54	126.79	149.60	14.53
NASB	NASB FINANCIAL	MO	OTC BB	39.15	(2.1)	7.01	354.67	2.05	5.58	6.26	104.04	108.75	11.04
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	11.00	(21.4)	0.88	146.93	0.00	12.50	12.50	48.91	50.07	7.49
FCPB	FIRST CAPITAL BANCSHARES	NC	OTC PINK	5.67	(17.7)	(1.08)	323.16	0.00	NM	NM	13.30	13.30	1.75

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
KSBI	KS BANCORP	NC	OTC BB	23.00	(9.8)	3.89	384.52	1.87	5.91	5.91	61.99	61.99	5.98
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	27.26	(6.3)	3.02	299.93	0.00	9.03	9.27	80.46	82.91	9.09
UBNC	UNION BANK	NC	OTC PINK	10.99	(26.1)	1.22	146.07	0.20	9.01	9.64	76.32	91.20	7.52
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	10.80	(7.7)	0.76	117.45	0.00	14.21	14.21	97.39	106.40	9.20
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	27.50	3.8	2.29	159.66	1.10	12.01	13.55	95.85	99.35	17.22
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	8.18	(36.4)	0.50	80.96	0.26	16.36	19.02	63.96	80.12	10.10
MSBF	MB BANCORP	NJ	NASDAQ	11.30	(37.0)	0.85	111.87	0.84	13.29	13.29	96.50	96.50	10.10
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	11.52	(17.1)	0.82	101.37	0.41	14.05	16.46	80.84	85.65	11.36
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	17.63	(26.7)	1.47	174.09	0.57	11.99	12.68	75.41	104.32	10.13
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	14.45	(44.2)	1.71	153.33	1.11	8.45	9.90	67.27	97.37	9.42
BCTF	BANCORP 34	NM	NASDAQ	11.30	(25.5)	0.32	121.52	0.00	35.31	17.38	89.97	90.40	9.30
CARV	CARVER BANCORP	NY	NASDAQ	6.21	66.5	(1.40)	156.45	0.00	NM	NM	46.97	47.15	3.97
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	13.73	(26.7)	1.07	187.39	0.59	12.83	14.61	72.04	79.04	7.33
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	11.00	(34.3)	1.03	171.90	0.93	10.68	11.11	64.82	83.71	6.40
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	10.20	(11.8)	0.85	116.35	0.68	12.00	12.29	71.68	112.96	8.77
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	12.68	(35.2)	0.45	95.22	0.00	28.18	28.82	103.01	106.02	13.32
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	10.18	(27.0)	(0.26)	62.20	0.00	NM	NM	137.94	137.94	16.37
SNNF	SENECA FIN CORP	NY	OTC PINK	7.00	(18.6)	0.61	107.04	0.00	11.48	11.67	73.76	73.76	6.54
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	8.63	(32.3)	(0.47)	112.04	0.00	NM	NM	60.31	60.31	7.70
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	6.33	(18.4)	0.60	54.56	0.27	10.55	11.30	111.44	111.44	11.60
CNNB	CINCINNATI BANCORP	OH	OTC BB	8.98	(32.2)	0.42	125.30	0.00	21.38	35.92	52.67	54.92	7.17
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	12.00	(17.2)	(0.16)	121.54	0.00	NM	NM	68.69	68.81	9.87

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	15.00	(14.3)	1.65	244.54	0.44	9.09	8.98	73.89	77.28	6.13
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	16.31	2.3	0.55	87.71	0.00	29.65	32.62	120.19	120.19	18.60
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	18.12	(37.0)	1.32	176.52	0.42	13.73	69.69	73.69	84.16	10.27
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	9.42	4.7	0.43	93.47	0.18	21.91	28.55	81.00	81.00	10.08
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	29.70	(10.0)	2.66	163.04	1.78	11.17	11.42	150.53	151.38	18.22
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	8.74	(26.2)	0.68	96.69	0.52	12.85	13.24	68.39	68.39	9.04
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	27.40	(8.7)	2.29	159.31	1.23	11.97	12.40	87.62	87.62	17.20
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	22.10	(70.5)	1.19	145.51	0.00	18.57	18.57	73.40	73.40	15.19
ESSA	ESSA BANCORP	PA	NASDAQ	13.92	(9.6)	1.18	171.16	0.44	11.80	11.90	83.65	90.80	8.13
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	22.53	(4.3)	2.21	209.88	1.51	10.19	10.43	110.44	110.44	10.73
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	10.23	(39.7)	1.03	100.98	0.71	9.93	11.76	81.51	112.67	10.13
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	12.04	(30.6)	1.24	141.88	1.12	9.71	14.68	82.58	86.87	8.49
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	11.00	(12.0)	1.48	155.55	0.00	7.43	7.48	68.03	70.11	7.07
STND	STANDARD FINANCIAL CORP	PA	OTC BB	23.20	(14.0)	1.67	205.52	1.48	13.89	13.89	80.11	100.26	11.29
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	13.20	(23.5)	1.42	190.66	1.29	9.30	9.30	93.95	93.95	6.92
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	13.99	25.4	0.03	4.11	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	18.17	(7.7)	2.97	168.86	0.22	6.12	4.86	78.12	141.73	10.76
SFBK	SFB BANCORP	TN	OTC PINK	31.25	0.5	0.88	248.52	0.95	35.51	41.67	80.31	81.49	12.57
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	17.45	(18.8)	1.70	255.84	0.70	10.26	10.64	61.57	61.57	6.82
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	12.31	(41.9)	2.06	208.52	0.00	5.98	7.03	43.95	60.28	5.90
TBK	TRIUMPH BANCORP	TX	NASDAQ	24.27	(17.4)	2.43	222.14	0.00	9.99	15.17	99.26	146.56	10.93
FSBW	FS BANCORP	WA	NASDAQ	38.57	(23.6)	5.20	411.40	2.38	7.42	7.53	84.99	93.34	9.38

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	5.65	(22.7)	0.74	52.22	0.51	7.64	7.64	77.29	93.08	10.82
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	18.21	(34.9)	2.91	158.56	1.07	6.26	6.37	86.84	97.85	11.48
FFBW	FFBW, INC	WI	NASDAQ	8.60	(17.7)	0.29	41.70	0.00	29.66	29.66	77.76	77.83	20.62
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	9.00	(25.0)	0.65	191.20	0.00	13.85	13.85	52.57	52.57	4.71
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	14.83	(9.9)	1.37	78.16	0.98	10.82	11.15	104.81	105.10	18.97
WBBW	WESTBURY BANCORP	WI	OTC BB	19.25	(14.8)	2.27	241.98	2.92	8.48	8.75	80.04	80.44	7.96

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	Per Share					Pricing Ratios
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
ALL INSTITUTIONS
AVERAGE	19.55	(15.60)	1.74	201.40	0.58	13.68	15.14	81.08	88.35	9.86
HIGH	167.78	150.00	14.66	1,244.10	2.92	60.50	71.60	243.41	263.34	28.26
LOW	1.65	(70.50)	(1.40)	4.11	0.00	0.96	0.98	11.63	11.63	1.43

AVERAGE FOR STATE
NY	9.55	(15.31)	0.28	118.13	0.27	14.29	14.97	82.44	90.26	9.11

AVERAGE BY REGION
MID-ATLANTIC	14.60	(25.16)	1.36	150.47	0.76	11.25	12.28	80.94	93.85	9.67
MIDWEST	20.33	(8.89)	1.69	221.35	0.58	13.55	17.28	81.43	85.73	10.46
NORTH CENTRAL	28.81	(9.34)	3.10	228.77	0.59	16.31	10.41	92.17	104.36	11.98
NORTHEAST	19.84	(23.52)	1.41	191.61	0.37	10.66	11.27	81.23	87.77	8.95
SOUTHEAST	16.41	(13.88)	1.21	222.15	0.49	8.72	9.64	48.20	50.51	5.65
SOUTHWEST	18.28	(24.58)	1.82	196.84	0.27	15.40	13.43	81.51	93.64	9.57
WEST	18.10	(14.53)	2.15	176.02	0.98	7.76	7.73	89.45	95.81	10.18

AVERAGE BY EXCHANGE
NYSE	19.04	(22.60)	2.28	236.51	0.49	9.07	9.27	85.20	114.40	8.81
NASDAQ	18.13	(21.59)	1.55	168.67	0.53	13.84	15.61	88.03	96.72	10.83
OTC BB	18.30	(11.63)	1.85	208.71	0.89	10.59	10.01	74.19	78.43	8.95
OTC PINK	24.46	(4.68)	1.94	262.89	0.35	10.94	12.02	67.78	70.45	8.34

Exhibit 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
SZBI	SOUTHFIRST BANCSHARES	AL	80,698	9,952	9,952	0.01	(0.17)	0.05	(1.35)	OTC PINK	701,526	1,158
AX	AXOS FINANCIAL	CA	12,159,919	1,184,452	1,042,657	1.36	1.50	14.25	15.74	NYSE	59,653,192	1,317,142
BYFC	BROADWAY FINANCIAL CORP	CA	503,594	50,594	50,586	0.05	(0.02)	0.40	(0.17)	NASDAQ	18,662,402	39,378
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,250,034	158,409	158,409	1.37	1.36	10.76	10.75	OTC BB	6,650,000	139,650
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,107,531	115,044	114,658	0.70	0.69	6.81	6.70	NASDAQ	7,497,357	100,540
WSFS	WSFS FINANCIAL CORP	DE	12,278,890	1,833,419	1,264,674	1.22	1.19	8.07	7.89	NASDAQ	50,633,178	1,453,172
TBNK	TERRITORIAL BANCORP	HI	2,109,981	224,516	223,961	0.98	0.96	9.16	8.98	NASDAQ	9,616,195	228,769
WCFB	WCF BANCORP	IA	129,355	20,260	20,205	0.19	(0.05)	1.24	(0.33)	NASDAQ	2,561,542	15,497
AFBA	ALLIED FIRST BANCORP	IL	109,138	14,113	14,113	3.75	3.67	30.90	30.26	OTC BB	1,491,896	3,730
BFIN	BANKFINANCIAL CORP	IL	1,448,679	163,975	163,628	0.78	0.71	7.12	6.40	NASDAQ	15,644,499	131,414
GTPS	GREAT AMERICAN BANCORP	IL	178,828	17,892	16,611	0.78	0.62	7.57	6.02	OTC BB	429,490	13,250
IROQ	IF BANCORP	IL	684,181	81,479	80,658	0.58	0.59	5.12	5.16	NASDAQ	3,581,052	61,773
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	114,704	11,381	11,381	0.01	0.00	0.14	0.03	OTC PINK	372,600	4,546
OTTW	OTTAWA SAVINGS BANCORP	IL	306,801	44,023	42,689	0.55	0.53	3.67	3.51	OTC BB	3,336,459	34,866
RYFL	ROYAL FINANCIAL	IL	392,311	46,597	44,128	0.65	0.65	5.48	5.49	OTC BB	2,545,052	29,777
SUGR	SUGAR CREEK FINANCIAL CORP	IL	98,408	10,369	10,369	(0.64)	(0.95)	(5.74)	(8.51)	OTC BB	781,730	6,058
AMFC	AMB FINANCIAL CORP	IN	234,405	21,287	20,895	0.70	0.68	7.70	7.41	OTC BB	979,958	12,249
FDLB	FIDELITY FEDERAL BANCORP	IN	1,035,311	125,208	123,140	0.76	0.54	6.22	4.38	OTC PINK	844,763	84,476
FBPI	FIRST BANCORP OF INDIANA	IN	426,371	42,891	35,587	0.39	0.32	4.05	3.36	OTC BB	1,749,165	30,610
FCAP	FIRST CAPITAL	IN	826,986	96,009	88,755	1.22	1.22	11.11	11.09	NASDAQ	3,364,494	233,731
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,364,291	127,010	109,145	1.00	1.01	9.85	9.93	NASDAQ	2,344,836	101,602
MSVB	MID-SOUTHERN SAVINGS BANK	IN	208,250	37,753	37,753	0.55	0.55	2.99	2.96	NASDAQ	3,565,196	43,068

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
NWIN	NORTHWEST INDIANA BANCORP	IN	1,347,425	138,606	122,431	0.94	0.86	9.51	8.71	OTC BB	3,452,199	113,232
TDCB	THIRD CENTURY BANCORP	IN	183,393	17,201	16,951	0.76	0.72	7.74	7.35	OTC BB	1,180,321	11,685
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,384,395	1,287,793	1,270,749	0.99	0.78	7.03	5.52	NASDAQ	141,512,165	1,558,049
CTUY	CENTURY NEXT FINANCIAL CORP	LA	493,983	56,221	51,884	1.15	1.15	10.40	10.39	OTC BB	1,660,692	44,756
HRGG	HERITAGE NOLA BANCORP	LA	135,315	19,295	18,838	0.57	0.57	3.92	3.92	OTC PINK	1,656,036	16,643
HFBL	HOME FED BANCORP OF LOUISIANA	LA	463,168	51,124	51,124	0.93	0.94	8.38	8.48	NASDAQ	1,854,900	46,020
HONE	HARBORONE BANCORP	MA	3,981,223	538,618	449,967	0.60	0.52	4.71	4.05	NASDAQ	32,560,136	278,064
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,654,600	248,599	248,599	1.21	1.13	12.99	12.12	NASDAQ	2,133,750	358,001
EBSB	MERIDIAN BANCORP	MA	6,348,748	719,621	696,948	1.05	0.97	9.39	8.67	NASDAQ	52,402,395	607,868
PVBC	PROVIDENT BANCORP	MA	1,265,944	170,384	170,384	0.86	0.86	6.53	6.53	NASDAQ	9,625,719	75,658
RNDB	RANDOLPH BANCORP	MA	653,134	74,562	67,033	0.41	0.38	3.63	3.41	NASDAQ	5,893,293	59,228
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,188,361	215,203	199,294	0.62	0.63	6.21	6.26	NASDAQ	26,953,429	156,060
SVBI	SEVERN BANCORP	MD	853,686	118,995	118,421	0.86	0.89	6.03	6.22	NASDAQ	12,775,087	82,783
FBC	FLAGSTAR BANCORP	MI	26,805,313	1,841,403	1,380,353	0.94	0.96	12.40	12.69	NYSE	56,729,789	1,669,558
NWBB	NEW BANCORP	MI	112,226	15,905	14,927	0.37	(0.43)	2.76	(3.23)	OTC BB	653,850	16,346
SBT	STERLING BANCORP	MI	3,486,905	332,592	322,827	1.71	0.07	16.43	0.66	NASDAQ	50,067,738	179,243
STBI	STURGIS BANCORP	MI	530,388	42,376	35,140	1.23	1.18	13.87	13.22	OTC BB	2,103,991	31,560
HMNF	HMN FINANCIAL	MN	783,537	87,306	84,167	1.10	0.91	9.87	8.18	NASDAQ	4,842,146	70,695
REDW	REDWOOD FINANCIAL	MN	365,178	41,852	35,469	1.44	1.43	12.85	12.79	OTC PINK	438,551	53,065
NASB	NASB FINANCIAL	MO	2,619,188	277,897	265,872	2.04	1.82	19.19	17.10	OTC BB	7,384,851	289,117
QRRY	QUARRY CITY S&L ASSN	MO	59,901	9,168	8,959	0.62	0.62	3.98	3.98	OTC BB	407,691	4,485
FCPB	FIRST CAPITAL BANCSHARES	NC	182,173	24,035	24,035	(0.46)	(1.04)	(2.65)	(6.00)	OTC PINK	563,728	3,196

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
KSBI	KS BANCORP	NC	425,961	41,103	41,103	1.06	1.06	10.88	10.88	OTC BB	1,107,776	25,479
LSFG	LIFESTORE FINANCIAL GROUP	NC	314,927	35,571	34,525	1.03	1.00	9.19	8.94	OTC PINK	1,050,000	28,623
UBNC	UNION BANK	NC	866,785	85,473	71,485	0.89	0.84	8.57	8.03	OTC PINK	5,933,960	65,214
EQFN	EQUITABLE FINANCIAL CORP	NE	367,611	34,723	31,766	0.68	0.68	7.05	7.05	NASDAQ	3,130,000	33,804
MCBK	MADISON COUNTY FINANCIAL	NE	420,738	75,604	72,952	1.42	1.26	8.13	7.22	OTC PINK	2,635,221	72,469
KRNY	KEARNY FINANCIAL CORP	NJ	6,773,833	1,069,672	853,970	0.63	0.54	3.84	3.28	NASDAQ	83,664,427	684,375
MSBF	MB BANCORP	NJ	600,382	62,853	62,853	0.77	0.77	7.48	7.48	NASDAQ	5,366,854	60,645
NFBK	NORTHFIELD BANCORP	NJ	4,996,781	702,425	663,139	0.82	0.70	5.81	4.96	NASDAQ	49,291,928	567,843
OCFC	OCEANFIRST FINANCIAL CORP	NJ	10,499,696	1,409,834	1,019,552	1.01	0.96	7.31	6.93	NASDAQ	60,311,717	1,063,296
PFS	PROVIDENT FINANCIAL SERVICES	NJ	10,084,886	1,412,728	975,709	1.13	0.96	8.02	6.82	NYSE	65,770,728	950,387
BCTF	BANCORP 34	NM	407,845	42,168	41,965	0.27	0.56	2.62	5.33	NASDAQ	3,356,155	37,925
CARV	CARVER BANCORP	NY	578,770	48,894	48,722	(0.90)	(0.97)	(10.22)	(11.11)	NASDAQ	3,699,505	22,974
DCOM	DIME COMMUNITY BANCSHARES	NY	6,347,825	645,648	588,550	0.56	0.50	5.88	5.20	NASDAQ	33,875,386	465,109
ESBK	ELMIRA SAVINGS BANK	NY	598,213	59,044	45,714	0.59	0.57	6.11	5.87	NASDAQ	3,480,000	38,280
NYCB	NEW YORK COMMUNITY BANCORP	NY	54,261,093	6,637,385	4,211,006	0.74	0.73	5.91	5.83	NYSE	466,360,703	4,756,879
PCSB	PCSB FINANCIAL CORP	NY	1,695,336	219,214	212,858	0.48	0.47	3.73	3.64	NASDAQ	17,804,039	225,755
PDLB	PDL COMMUNITY BANCORP	NY	1,147,532	136,243	136,243	(0.44)	(0.61)	(3.55)	(4.87)	NASDAQ	18,449,162	187,812
SNNF	SENECA FIN CORP	NY	211,825	18,780	18,780	0.57	0.56	6.50	6.40	OTC PINK	1,978,923	13,852
SNNY	SUNNYSIDE BANCORP	NY	88,900	11,357	11,357	(0.43)	(0.56)	(3.45)	(4.52)	OTC BB	793,500	6,848
TRST	TRUSTCO BANK CORP NY	NY	5,260,971	548,185	547,632	1.11	1.04	10.87	10.19	NASDAQ	96,432,657	610,419
CNNB	CINCINNATI BANCORP	OH	227,579	30,971	29,694	0.34	0.21	3.07	1.84	OTC BB	1,816,329	16,311
CCSB	COMM SAVINGS BANCORP	OH	50,961	7,324	7,312	(0.13)	(0.37)	(0.89)	(2.63)	OTC BB	419,290	5,031

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
CIBN	COMMUNITY INVESTORS BANCORP	OH	194,459	16,142	15,431	0.73	0.74	8.76	8.88	OTC PINK	795,192	11,928
EFBI	EAGLE FIN BANCORP	OH	144,094	22,295	22,295	0.63	0.58	4.14	3.76	NASDAQ	1,642,758	26,793
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	6,581,938	916,844	802,736	1.18	0.23	9.11	1.79	NASDAQ	37,286,574	675,633
FNFI	FIRST NILES FINANCIAL	OH	104,043	12,948	12,948	0.48	0.37	3.77	2.88	OTC PINK	1,113,067	10,485
HLFN	HOME LOAN FINANCIAL CORP	OH	228,849	27,690	27,543	1.68	1.64	14.19	13.87	OTC BB	1,403,668	41,689
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	115,513	15,263	15,263	0.71	0.68	5.39	5.18	OTC PINK	1,194,643	10,441
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	393,506	77,232	77,232	1.44	1.39	7.43	7.18	OTC PINK	2,470,032	67,679
VERF	VERSAILLES FINANCIAL CORP	OH	56,331	11,657	11,657	0.83	0.83	4.02	4.02	OTC BB	387,117	8,555
ESSA	ESSA BANCORP	PA	1,952,706	189,864	174,949	0.74	0.72	7.30	7.18	NASDAQ	11,408,935	158,812
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	791,485	76,943	76,943	1.06	1.03	10.92	10.66	OTC PINK	3,771,050	84,962
NWBI	NORTHWEST BANCSHARES	PA	10,798,603	1,341,792	970,766	1.03	0.87	8.21	6.94	NASDAQ	106,933,483	1,093,930
PBIP	PRUDENTIAL BANCORP	PA	1,267,203	130,240	123,746	0.88	0.58	8.16	5.40	NASDAQ	8,931,400	107,534
QNTO	QUAINT OAK BANCORP	PA	308,166	32,030	31,084	0.99	0.99	9.45	9.41	OTC PINK	1,981,091	21,792
STND	STANDARD FINANCIAL CORP	PA	991,129	139,680	111,599	0.81	0.81	5.80	5.80	OTC BB	4,822,646	111,885
WVFC	WVS FINANCIAL CORP	PA	370,602	27,303	27,303	0.77	0.77	8.83	8.81	NASDAQ	1,943,796	25,658
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	98,844	9,357	8,952	0.77	0.75	8.19	8.02	OTC PINK	24,066,545	336,691
CASH	META FINANCIAL GROUP	SD	5,844,049	805,074	443,560	1.69	2.13	12.47	15.73	NASDAQ	34,607,962	628,827
SFBK	SFB BANCORP	TN	63,839	9,994	9,852	0.36	0.30	2.27	1.92	OTC PINK	256,873	8,027
UNTN	UNITED TENNESSEE BANKSHARES	TN	217,899	24,140	24,140	0.67	0.65	6.07	5.87	OTC PINK	851,709	14,862
STXB	SPIRIT OF TEXAS BANCSHARES	TX	2,543,119	341,626	249,036	1.14	0.97	8.31	7.06	NASDAQ	12,195,891	150,131
TBK	TRIUMPH BANCORP	TX	5,353,728	589,347	399,061	1.16	0.76	9.36	6.17	NASDAQ	24,101,120	584,934
FSBW	FS BANCORP	WA	1,846,785	203,727	185,508	1.35	1.33	11.65	11.47	NASDAQ	4,489,042	173,142

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
RVSB	RIVERVIEW BANCORP	WA	1,180,610	165,237	137,211	1.43	1.42	10.28	10.17	NASDAQ	22,607,712	127,734
TSBK	TIMBERLAND BANCORP	WA	1,321,862	174,793	155,110	1.91	1.88	14.30	14.04	NASDAQ	8,336,419	151,806
FFBW	FFBW, INC	WI	278,000	73,769	73,702	0.72	0.71	3.46	3.39	NASDAQ	6,667,306	57,339
HWIS	HOME BANCORP WISCONSIN	WI	171,922	15,393	15,393	0.37	0.37	3.89	3.87	OTC PINK	899,190	8,093
WSBF	WATERSTONE FINANCIAL	WI	2,053,783	371,826	370,861	1.78	1.73	9.33	9.08	NASDAQ	26,274,974	389,658
WBBW	WESTBURY BANCORP	WI	818,550	81,351	80,950	0.92	0.89	9.40	9.14	OTC BB	3,382,678	65,117

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	Assets and Equity			Profitability				Capital Issues
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
ALL INSTITUTIONS
AVERAGE	2,704,967	319,193	252,341	0.82	0.73	7.02	6.25		20,163,938	264,949
MEDIAN	626,758	76,274	73,327	0.78	0.73	7.31	6.40		3,522,598	65,166
HIGH	54,261,093	6,637,385	4,211,006	3.75	3.67	30.90	30.26		466,360,703	4,756,879
LOW	50,961	7,324	7,312	(0.90)	(1.04)	(10.22)	(11.11)		256,873	1,158

AVERAGE FOR STATE
NY	7,798,941	924,972	646,762	0.25	0.19	2.42	1.85		71,430,431	703,103

AVERAGE BY REGION
MID-ATLANTIC	4,469,146	610,556	462,479	0.91	0.84	7.52	6.98		33,400,451	461,934
MIDWEST	1,509,231	144,376	125,132	0.84	0.69	7.18	5.86		7,087,409	123,751
NORTHCENTRAL	2,219,328	293,297	248,189	1.13	1.06	9.09	8.58		21,946,681	302,890
NORTHEAST	5,818,832	686,116	510,206	0.47	0.41	4.35	3.84		51,496,173	524,187
SOUTHEAST	281,391	29,953	28,006	0.54	0.42	5.32	4.54		4,316,515	60,406
SOUTHWEST	1,566,193	183,297	135,318	0.87	0.83	7.17	6.89		7,470,799	146,735
WEST	2,685,040	284,597	258,513	1.14	1.14	9.70	9.71		17,189,040	284,770

AVERAGE BY EXCHANGE
NYSE	25,827,803	2,768,992	1,902,431	0.90	0.90	8.08	8.08		162,128,603	2,173,492
NASDAQ	2,841,219	360,159	302,603	1.01	0.87	7.89	6.80		24,348,526	302,783
OTC	488,307	54,960	51,312	1.19	1.10	10.65	9.85		2,127,841	46,186
OTC PINK	309,367	36,830	35,390	0.89	0.80	7.36	6.67		2,678,735	45,910

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT CONVERSIONS

PRICE CHANGES FROM IPO DATE

January 1, 2019 through August 21, 2020

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	8/21/2020
1895 Bancorp of Wisconsin	BCOW	1/09/2019	NASDAQ	(4.00)	(1.80)	(5.20)	(5.00)
TEB Bancorp	TBBA	5/06/2019	OTS MKT	5.00	(0.70)	(9.50)	(35.00)
Richmond Mutual Bancorporation	RMBI	7/02/2019	NASDAQ	36.50	33.90	32.90	{+10.90]
Eureka Homestead Bancorp	ERKH	7/10/2019	OTC MKT	21.00	21.00	22.00	(5.00)
FFBW, Inc.	FFBW	1/17/2020	NASDAQ	8.30	3.80	6.70	(14.50)
Cincinnati Bancorp	CNNB	1/23/2020	OTC MKT	7.50	6.90	7.00	(8.00)

		AVERAGE		12.38%	10.52%	8.98%	(11.25)%
		MEDIAN		7.90	5.35	6.85	(6.50)
		HIGH		36.50	33.90	32.90	(5.00)
		LOW		(4.00)	(1.80)	(9.52)	(35.00)

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF GENERATIONS BANK

NONE

(that were potential comparable group candidates)

Exhibit 35

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, MIdwest, North Central and Southwest
	Asset size: < $1.4 Billion
	Stock trades on NASDAQ, NYSE or NYSE Market							Total
	No Recent Acquisition Announcement			Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GENERATIONS BANCORP NY, INC.	NY	371,163	12.55	0.50	37.29	76.37	76.87	8.78	7.74
	DEFINED PARAMETERS FOR						24.00-	50.00-		7.00-
	INCLUSION IN COMPARABLE GROUP		<1,400,000	<45.00	<30.00	< 55.00	90.00	95.00	<55.00	20.00

WCFB	WCF BANCORP	IA	129,355	20.29	14.47	40.16	52.75	67.22	11.61	15.66
IROQ	IF BANCORP	IL	684,181	3.39	20.41	18.92	72.28	92.69	8.68	11.91
FCAP	FIRST CAPITAL	IN	826,986	24.77	13.50	13.46	56.26	69.76	0.00	11.60
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,364,291	13.96	1.38	24.53	64.31	65.69	19.79	9.34
MSVB	MID-SOUTHERN BANCORP, INC	IN	208,250	28.12	9.25	32.33	58.70	67.95	4.80	18.13
HFBL	HOME FED BANCORP OF LOUISIANA	LA	463,168	5.60	13.71	26.86	69.32	83.03	0.25	11.04
SVBI	SEVERN BANCORP	MD	853,686	15.72	3.58	31.42	73.44	77.02	4.38	13.94
HMNF	HMN FINANCIAL	MN	783,537	10.65	6.85	18.56	78.84	85.69	0.00	11.14
EQFN	EQUITABLE FINANCIAL CORP	NE	367,611	5.63	2.50	19.45	86.25	88.75	5.93	9.45
MSBF	MB BANCORP	NJ	600,382	4.07	3.62	22.84	87.10	90.72	14.28	10.47
BCTF	BANCORP 34	NM	407,845	7.61	8.70	10.48	75.87	84.57	12.67	10.34
EFBI	EAGLE FIN BANCORP	OH	144,094	12.76	0.00	50.12	73.33	73.33	0.00	15.47
PBIP	PRUDENTIAL BANCORP	PA	1,267,203	22.77	26.11	18.53	45.15	71.26	28.12	10.28
WVFC	WVS FINANCIAL CORP	PA	370,602	43.84	27.61	21.76	24.46	52.07	50.08	7.37
FFBW	FFBW, INC	WI	278,000	9.54	14.23	20.50	69.39	83.62	4.14	26.54

Exhibit 36

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:
	Regions: Mid-Atlantic, MIdwest, North Central and Southwest
	Asset size: < $1.4 Billion
	Stock trades on NASDAQ, NYSE or NYSE Market
	No Recent Acquisition Announcement		OPERATING PERFORMANCE						ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GENERATIONS BANCORP NY, INC.	NY	371,163	0.19	2.28	3.31	3.63	0.99	1.28	0.01	0.54
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,400,000	<1.05	<10.00	2.00- 3.90	0.95- 6.25	<4.50	<1.65	<0.25	>0.10

WCFB	WCF BANCORP	IA	129,355	(0.05)	(0.33)	2.42	2.49	0.50	0.45	0.04	0.46
IROQ	IF BANCORP	IL	684,181	0.59	5.16	2.72	2.45	0.64	0.16	0.06	0.95
FCAP	FIRST CAPITAL	IN	826,986	1.22	11.09	3.90	2.87	0.92	0.21	0.00	0.64
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,364,291	1.01	9.93	3.80	6.22	4.42	1.14	0.13	0.86
MSVB	MID-SOUTHERN BANCORP, INC	IN	208,250	0.55	2.96	3.46	3.04	0.37	0.66	0.06	0.74
HFBL	HOME FED BANCORP OF LOUISIANA	LA	463,168	0.94	8.48	3.51	2.52	0.76	1.61	0.03	0.82
SVBI	SEVERN BANCORP	MD	853,686	0.89	6.22	3.70	3.42	1.07	1.04	0.20	0.92
HMNF	HMN FINANCIAL	MN	783,537	0.91	8.18	3.87	3.25	1.04	0.33	0.09	1.15
EQFN	EQUITABLE FINANCIAL CORP	NE	367,611	0.68	7.05	3.47	3.38	1.33	0.48	0.06	1.33
MSBF	MB BANCORP	NJ	600,382	0.77	7.48	3.15	2.01	0.17	0.57	0.00	0.99
BCTF	BANCORP 34	NM	407,845	0.56	5.33	4.00	2.32	(0.36)	0.84	0.00	0.83
EFBI	EAGLE FIN BANCORP	OH	144,094	0.58	3.76	3.36	4.20	1.97	0.86	0.00	0.83
PBIP	PRUDENTIAL BANCORP	PA	1,267,203	0.58	5.40	2.08	1.29	0.17	1.09	0.03	0.47
WVFC	WVS FINANCIAL CORP	PA	370,602	0.77	8.81	2.02	0.98	0.12	0.00	0.00	0.14
FFBW	FFBW, INC	WI	278,000	0.71	3.39	3.39	2.45	0.35	0.38	0.12	0.83

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GENERATIONS BANCORP NY, INC.	NY	372,320	12.55	0.50	37.29	76.37	76.87	8.78	7.74

	DEFINED PARAMETERS FOR						24.00-	50.00-		7.00-
	INCLUSION IN COMPARABLE GROUP		<1,400,000	<45.00	<30.00	< 55.00	90.00	95.00	<55.00	20.00

EFBI	EAGLE FIN BANCORP	OH	144,094	12.76	0.00	50.12	73.33	73.33	0.00	15.47
MSVB	MID-SOUTHERN BANCORP, INC	IN	208,250	28.12	9.25	32.33	58.70	67.95	4.80	18.13
EQFN	EQUITABLE FINANCIAL CORP	NE	367,611	5.63	2.50	19.45	86.25	88.75	5.93	9.45
WVFC	WVS FINANCIAL CORP	PA	370,602	43.84	27.61	21.76	24.46	52.07	50.08	7.37
HFBL	HOME FED BANCORP OF LOUISIANA	LA	463,168	5.60	13.71	26.86	69.32	83.03	0.25	11.04
IROQ	IF BANCORP	IL	684,181	3.39	20.41	18.92	72.28	92.69	8.68	11.91
HMNF	HMN FINANCIAL	MN	783,537	10.65	6.85	18.56	78.84	85.69	0.00	11.14
SVBI	SEVERN BANCORP	MD	853,686	15.72	3.58	31.42	73.44	77.02	4.38	13.94
PBIP	PRUDENTIAL BANCORP	PA	1,267,203	22.77	26.11	18.53	45.15	71.26	28.12	10.28
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,364,291	13.96	1.38	24.53	64.31	65.69	19.79	9.34

		AVERAGE	650,662	16.24	11.14	26.25	64.61	75.75	12.20	11.81
		MEDIAN	573,675	13.36	8.05	23.15	70.80	75.18	5.37	11.09
		HIGH	1,364,291	43.84	27.61	50.12	86.25	92.69	50.08	18.13
		LOW	144,094	3.39	0.00	18.53	24.46	52.07	0.00	7.37

EXHIBIT 38

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

KELLER & COMPANY

Dublin, Ohio

614-766-1426

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GENERATIONS BANCORP NY, INC.	NY	372,320	0.19	2.28	3.31	3.63	0.99	1.28	0.01	0.54

	DEFINED PARAMETERS FOR					2.00-	0.95-
	INCLUSION IN COMPARABLE GROUP		<1,400,000	<1.05	<10.00	3.90	6.25	<4.50	<1.65	<0.25	>0.10

EFBI	EAGLE FIN BANCORP	OH	144,094	0.58	3.76	3.36	4.20	1.97	0.86	0.00	0.83
MSVB	MID-SOUTHERN BANCORP, INC	IN	208,250	0.55	2.96	3.46	3.04	0.37	0.66	0.06	0.74
EQFN	EQUITABLE FINANCIAL CORP	NE	367,611	0.68	7.05	3.47	3.38	1.33	0.48	0.06	1.33
WVFC	WVS FINANCIAL CORP	PA	370,602	0.77	8.81	2.02	0.98	0.12	0.00	0.00	0.14
HFBL	HOME FED BANCORP OF LOUISIANA	LA	463,168	0.94	8.48	3.51	2.52	0.76	1.61	0.03	0.82
IROQ	IF BANCORP	IL	684,181	0.59	5.16	2.72	2.45	0.64	0.16	0.06	0.95
HMNF	HMN FINANCIAL	MN	783,537	0.91	8.18	3.87	3.25	1.04	0.33	0.09	1.15
SVBI	SEVERN BANCORP	MD	853,686	0.89	6.22	3.70	3.42	1.07	1.04	0.20	0.92
PBIP	PRUDENTIAL BANCORP	PA	1,267,203	0.58	5.40	2.08	1.29	0.17	1.09	0.03	0.47
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,364,291	1.01	9.93	3.80	6.22	4.42	1.14	0.13	0.86

		AVERAGE	650,662	0.75	6.60	3.20	3.07	1.19	0.74	0.07	0.82
		MEDIAN	573,675	0.73	6.64	3.47	3.15	0.90	0.76	0.06	0.85
		HIGH	1,364,291	1.01	9.93	3.87	6.22	4.42	1.61	0.20	1.33
		LOW	144,094	0.55	2.96	2.02	0.98	0.12	0.00	0.00	0.14

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)
SUBJECT

GENERATIONS BANCORP NY, INC.		SENECA FALLS	NY	10	OTC PINK	372,320	329,662	283,451	1,673	304,649	29,338

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	3	NASDAQ	144,094	129,753	105,659	0	118,345	22,295
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	5	NASDAQ	367,611	327,528	317,081	2,957	307,202	34,723
FSFG	FIRST SAVINGS FINANCIAL GROUP	JEFFERSONVILLE	IN	15	NASDAQ	1,364,291	1,147,279	877,323	17,865	947,373	127,010
HMNF	HMN FINANCIAL	ROCHESTER	MN	14	NASDAQ	783,537	729,283	617,704	3,139	688,544	87,306
HFBL	HOME FED BANCORP OF LOUISIANA	SHREVEPORT	LA	8	NASDAQ	463,168	420,985	321,090	0	406,758	51,124
IROQ	IF BANCORP	WATSEKA	IL	8	NASDAQ	684,181	647,289	494,517	821	535,457	81,479
MSVB	MID-SOUTHERN SAVINGS FINANCIAL CORP	SALEM	IN	3	NASDAQ	208,250	195,372	122,241	0	159,879	37,753
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	10	NASDAQ	1,267,203	1,166,642	572,122	6,494	734,718	130,240
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	6	NASDAQ	853,686	832,314	626,940	574	694,515	118,995
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	6	NASDAQ	370,602	347,067	90,653	0	154,837	27,303

	Average			8		650,662	594,351	414,533	3,185	474,763	71,823
	Median			7		573,675	534,137	407,804	698	471,108	66,302
	High			15		1,364,291	1,166,642	877,323	17,865	947,373	130,240
	Low			3		144,094	129,753	90,653	0	118,345	22,295

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
						Loan	Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
GENERATIONS BANCORP NY, INC.		372,320	12.55	0.50	76.37	0.54	0.01	0.45	1.28	88.82	90.61	0.01

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	144,094	12.76	0.00	73.33	0.83	0.00	0.00	0.86	92.44	77.74	0.00
MSVB	MID-SOUTHERN BANCORP, INC	208,250	28.12	9.25	58.70	0.74	0.06	0.00	0.66	95.85	71.74	0.00
EQFN	EQUITABLE FINANCIAL CORP	367,611	5.63	2.50	86.25	1.33	0.06	0.50	0.48	94.67	79.16	0.31
WVFC	WVS FINANCIAL CORP	370,602	43.84	27.61	24.46	0.14	0.00	0.00	0.00	95.45	86.25	0.00
HFBL	HOME FED BANCORP OF LOUISIANA	463,168	5.60	13.71	69.32	0.82	0.03	0.00	1.61	94.41	74.28	0.00
IROQ	IF BANCORP	684,181	3.39	20.41	72.28	0.95	0.06	0.00	0.16	96.32	82.62	0.12
HMNF	HMN FINANCIAL	783,537	10.65	6.85	78.84	1.15	0.09	0.12	0.33	97.12	65.17	0.28
SVBI	SEVERN BANCORP	853,686	15.72	3.58	73.44	0.92	0.20	0.04	1.04	96.01	66.40	0.03
PBIP	PRUDENTIAL BANCORP	1,267,203	22.77	26.11	45.15	0.47	0.03	0.51	1.09	94.14	84.55	0.00
FSFG	FIRST SAVINGS FINANCIAL GROUP	1,364,291	13.96	1.38	64.31	0.86	0.13	0.88	1.14	91.64	75.38	0.43

	Average	650,662	16.24	11.14	64.61	0.82	0.07	0.21	0.74	94.81	76.33	0.12
	Median	573,675	13.36	8.05	70.80	0.85	0.06	0.02	0.76	95.06	76.56	0.02
	High	1,364,291	43.84	27.61	86.25	1.33	0.20	0.88	1.61	97.12	86.25	0.43
	Low	144,094	3.39	0.00	24.46	0.14	0.00	0.00	0.00	91.64	65.17	0.00

ALL THRIFTS (94)
	Average	2,704,967	12.34	7.29	71.84	0.78	0.10	0.78	0.67	93.12	75.03	0.12

NORTHEAST THRIFTS (15)
	Average	1,227,037	13.09	5.46	72.94	0.88	0.04	0.50	0.54	93.57	76.49	0.10

NEW YORK THRIFTS (9)
	Average	7,798,941	10.41	8.77	74.54	0.68	0.01	0.87	0.62	93.64	78.92	0.02

Exhibit 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Leverage	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT

GENERATIONS BANCORP NY, INC.		372,320	29,338	81.82	8.78	1.66	0.00	7.74	0.36	5.17	7.88	11.79	12.58

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	121,799	22,295	82.13	0.00	2.40	0.00	16.22	0.00	10.91	15.47	15.68	17.20
MSVB	MID-SOUTHERN BANCORP, INC	170,497	37,753	76.77	4.80	0.30	0.00	19.25	(0.10)	10.78	18.13	18.16	0.00
EQFN	EQUITABLE FINANCIAL CORP	332,888	34,723	83.57	5.93	1.06	0.00	9.70	0.00	5.41	9.45	9.00	11.52
WVFC	WVS FINANCIAL CORP	343,299	27,303	42	50.08	0.77	0.00	8.76	(1.39)	7.85	7.37	9.10	15.13
HFBL	HOME FED BANCORP OF LOUISIANA	412,044	51,124	87.82	0.25	0.90	0.00	10.92	0.12	7.62	11.04	11.02	17.36
IROQ	IF BANCORP	602,702	81,479	78.26	8.68	1.14	0.00	11.84	0.38	8.23	11.91	11.62	0.00
HMNF	HMN FINANCIAL	696,231	87,306	87.88	0.00	0.98	0.00	10.97	0.17	3.88	11.14	10.97	14.47
SVBI	SEVERN BANCORP	734,691	118,995	81.35	4.38	0.32	0.00	13.93	0.01	8.09	13.94	14.07	0.00
PBIP	PRUDENTIAL BANCORP	1,136,963	130,240	57.98	28.12	3.63	0.00	10.66	(0.38)	2.45	10.28	10.13	18.94
FSFG	FIRST SAVINGS FINANCIAL GROUP	1,237,281	127,010	69.44	19.79	1.46	0.00	9.31	0.03	5.45	9.31	8.91	11.67

	Average	578,840	71,823	74.70	12.20	1.30	0.00	12.16	(0.12)	7.07	11.80	11.87	10.63
	Median	507,373	66,302	79.81	5.37	1.02	0.00	10.95	0.01	7.74	11.09	11.00	13.07
	High	1,237,281	130,240	87.88	50.08	3.63	0.00	19.25	0.38	10.91	18.13	18.16	18.94
	Low	121,799	22,295	41.78	0.00	0.30	0.00	8.76	(1.39)	2.45	7.37	8.91	0.00

ALL THRIFTS (94)
	Average	2,385,774	319,186	76.51	10.00	1.13	0.11	12.39	0.03	5.86	12.13	11.68	14.92

NORTHEAST THRIFTS (15)
	Average	5,132,716	686,116	75.97	11.11	1.36	0.66	11.26	(0.13)	4.49	11.10	10.99	15.14

NEW YORK THRIFTS (9)
	Average	695,891	113,837	75.87	8.82	0.88	0.00	14.54	0.07	8.82	14.38	14.23	17.15

Exhibit 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT
GENERATIONS BANCORP NY, INC.		13,157	3,239	9,918	360	(139)	3,383	12,457	484	(155)	639	639

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	5,544	1,158	4,386	25	0	2,843	6,048	1,156	253	903	847
MSVB	MID-SOUTHERN BANCORP, INC	8,104	1,221	6,883	69	7	773	6,326	1,268	122	1,146	1,136
EQFN	EQUITABLE FINANCIAL CORP	15,591	4,292	11,299	646	0	4,883	12,416	3,120	745	2,375	2,373
WVFC	WVS FINANCIAL CORP	11,500	4,592	6,908	12	(20)	431	3,621	3,686	929	2,757	2,751
HFBL	HOME FED BANCORP OF LOUISIANA	20,165	5,324	14,841	1,591	219	3,504	11,653	5,320	1,065	4,255	4,262
IROQ	IF BANCORP	27,532	9,578	17,954	169	149	4,386	16,768	5,552	1,530	4,022	3,955
HMNF	HMN FINANCIAL	31,720	3,576	28,144	(783)	0	8,163	25,485	11,570	3,181	8,389	6,954
SVBI	SEVERN BANCORP	38,116	8,028	30,088	250	0	9,128	29,236	9,730	2,503	7,227	7,450
PBIP	PRUDENTIAL BANCORP	45,742	21,199	24,543	725	3,739	2,173	16,306	13,424	2,389	11,035	7,296
FSFG	FIRST SAVINGS FINANCIAL GROUP	54,279	10,620	43,659	3,019	(68)	60,271	84,841	15,979	2,633	12,743	12,878

	Average	25,829	6,959	18,871	572	403	9,656	21,270	7,081	1,535	5,485	4,990
	Median	23,849	4,958	16,398	210	0	3,945	14,361	5,436	1,298	4,139	4,109
	High	54,279	21,199	43,659	3,019	3,739	60,271	84,841	15,979	3,181	12,743	12,878
	Low	5,544	1,158	4,386	(783)	(68)	431	3,621	1,156	122	903	847

ALL THRIFTS (94)
	Average	102,564	29,148	73,416	5,601	18,810	6,135	62,542	30,375	6,548	23,769	23,034

NORTHEAST THRIFTS (15)
	Average	206,181	81,517	124,664	5,419	8,965	8,020	80,689	54,978	12,647	42,331	40,800

NEW YORK THRIFTS (9)
	Average	266,684	111,964	154,720	6,849	13,054	1,590	92,282	70,207	15,798	54,408	52,789

Exhibit 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT
GENERATIONS BANCORP NY, INC.		3.84	0.94	2.89	0.11	(0.04)	0.99	3.63	0.14	(0.05)	0.19	0.19

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.89	0.81	3.08	0.02	0.00	2.00	4.25	0.81	0.18	0.63	0.58
MSVB	MID-SOUTHERN BANCORP, INC	3.89	0.59	3.30	0.03	0.00	0.37	3.04	0.61	0.06	0.55	0.55
EQFN	EQUITABLE FINANCIAL CORP	4.48	1.23	3.25	0.19	0.00	1.40	3.57	0.90	0.21	0.68	0.68
WVFC	WVS FINANCIAL CORP	3.20	1.28	1.92	0.00	(0.01)	0.12	1.01	1.03	0.26	0.77	0.77
HFBL	HOME FED BANCORP OF LOUISIANA	4.42	1.17	3.26	0.35	0.05	0.77	2.56	1.17	0.23	0.93	0.94
IROQ	IF BANCORP	3.98	1.39	2.60	0.02	0.02	0.63	2.43	0.80	0.22	0.58	0.59
HMNF	HMN FINANCIAL	4.17	0.47	3.70	(0.10)	0.00	1.07	3.35	1.52	0.42	1.10	0.91
SVBI	SEVERN BANCORP	4.54	0.96	3.58	0.03	0.00	1.09	3.48	1.16	0.30	0.86	0.89
PBIP	PRUDENTIAL BANCORP	3.63	1.68	1.95	0.06	0.30	0.17	1.29	1.06	0.19	0.88	0.58
FSFG	FIRST SAVINGS FINANCIAL GROUP	4.26	0.83	3.42	0.24	(0.01)	4.73	6.66	1.25	0.21	1.00	1.01

	Average	4.05	1.04	3.01	0.08	0.04	1.24	3.16	1.03	0.23	0.80	0.75
	Median	4.08	1.06	3.25	0.03	0.00	0.92	3.19	1.05	0.22	0.82	0.73
	High	4.54	1.68	3.70	0.35	0.30	4.73	6.66	1.52	0.42	1.10	1.01
	Low	3.20	0.47	1.92	(0.10)	(0.01)	0.12	1.01	0.61	0.06	0.55	0.55

ALL THRIFTS (94)
	Average	4.12	0.99	3.13	0.17	0.25	0.65	2.90	1.01	0.22	0.79	0.70

NORTHEAST THRIFTS (15)
	Average	3.93	1.14	2.79	0.16	0.12	0.55	2.68	0.62	0.16	0.47	0.41

NEW YORK THRIFTS (9)
	Average	3.79	1.11	2.68	0.13	0.17	0.20	2.58	0.34	0.10	0.25	0.19

Exhibit 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
GENERATIONS BANCORP NY, INC.		4.39	1.23	3.16	3.31	0.19	2.28	0.19	2.28

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	4.27	1.01	3.27	3.38	0.63	4.14	0.58	3.76
MSVB	MID-SOUTHERN BANCORP, INC	4.15	0.76	3.39	3.52	0.55	2.99	0.55	2.96
EQFN	EQUITABLE FINANCIAL CORP	4.76	1.46	3.30	3.45	0.68	7.05	0.68	7.05
WVFC	WVS FINANCIAL CORP	3.31	3.02	0.30	1.99	0.77	8.83	0.77	8.81
HFBL	HOME FED BANCORP OF LOUISIANA	4.79	1.35	3.44	3.53	0.93	8.38	0.94	8.48
IROQ	IF BANCORP	4.25	1.81	2.44	2.77	0.58	5.12	0.59	5.16
HMNF	HMN FINANCIAL	4.35	0.54	3.81	3.86	1.10	9.87	0.91	8.18
SVBI	SEVERN BANCORP	4.58	1.14	3.44	3.61	0.86	6.03	0.89	6.22
PBIP	PRUDENTIAL BANCORP	3.92	2.71	1.21	2.10	0.88	8.16	0.58	5.40
FSFG	FIRST SAVINGS FINANCIAL GROUP	4.73	1.19	3.54	3.81	1.00	9.85	1.01	9.93

	Average	4.31	1.50	2.81	3.20	0.80	7.04	0.75	6.60
	Median	4.31	1.27	3.34	3.49	0.82	7.61	0.73	6.64
	High	4.79	3.02	3.81	3.86	1.10	9.87	1.01	9.93
	Low	3.31	0.54	0.30	1.99	0.55	2.99	0.55	2.96

ALL THRIFTS (94)
	Average	4.47	1.34	3.13	3.40	0.79	6.76	0.70	5.99

NORTHEAST THRIFTS (15)
	Average	4.22	1.56	2.66	2.99	0.47	4.35	0.41	3.84

NEW YORK THRIFTS (9)
	Average	4.09	1.51	2.58	2.88	0.25	2.42	0.19	1.85

*    Based on average interest-earning assets.

Exhibit 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)
SUBJECT
GENERATIONS BANCORP NY, INC.		0.70	42.17	0.01	1,714.29	(32.02)

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	1.04	96.06	(0.02)	(500.00)	22.71
MSVB	MID-SOUTHERN BANCORP, INC	1.24	124.37	0.04	407.14	12.13
EQFN	EQUITABLE FINANCIAL CORP	1.51	319.34	0.00	9,200.00	22.25
WVFC	WVS FINANCIAL CORP	0.57	0.00	0.00	0.00	25.92
HFBL	HOME FED BANCORP OF LOUISIANA	1.13	51.55	0.04	1,053.33	21.25
IROQ	IF BANCORP	1.29	963.39	0.02	968.97	28.12
HMNF	HMN FINANCIAL	1.43	469.40	(0.01)	(3,833.33)	28.55
SVBI	SEVERN BANCORP	1.20	109.04	(0.02)	(2,678.57)	20.65
PBIP	PRUDENTIAL BANCORP	1.03	44.34	0.05	746.27	16.56
FSFG	FIRST SAVINGS FINANCIAL GROUP	1.11	85.06	0.22	313.81	33.87

	Average	1.16	226.26	0.03	567.76	23.20
	Median	1.17	102.55	0.01	360.48	22.48
	High	1.51	963.39	0.22	9,200.00	33.87
	Low	0.57	0.00	(0.02)	(3,833.33)	12.13

ALL THRIFTS (94)
	Average	1.06	269.74	0.03	(647.93)	20.47

NORTHEAST THRIFTS (15)
	Average	0.92	310.29	0.02	(5,379.63)	19.30

NEW YORK THRIFTS (9)
	Average	0.91	165.75	(0.02)	(10,290.73)	16.63

EXHIBIT 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 21, 2020

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

	Market Data				Pricing Ratios					Dividends			Financial Ratios
						Price/		Price/	Price/	12 Mo.
	Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
	Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
	($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)
GENERATIONS BANCORP NY, INC.
Midpoint	25,000	10.00	0.38	17.23	26.48	60.53	6.48	63.09	26.48	0.00	0.00	0.00	11.15	0.24	2.49

Minimum	21,250	10.00	0.44	19.20	22.64	54.05	5.54	56.47	22.64	0.00	0.00	0.00	10.20	0.24	2.55
Maximum	28,750	10.00	0.33	15.76	30.26	66.45	7.40	69.11	30.26	0.00	0.00	0.00	11.67	0.24	2.43

ALL THRIFTS (94)
Average	264,949	19.55	1.74	22.99	13.68	81.08	9.86	88.35	15.14	0.56	3.34	28.07	12.13	0.89	7.40
Median	65,166	12.59	1.13	17.59	11.19	79.26	9.09	86.27	11.72	0.38	2.52	25.00	11.44	0.73	6.40

NEW YORK THRIFTS (9)
Average	703,103	9.55	0.28	12.52	14.29	82.44	9.11	90.26	14.97	0.26	2.55	29.14	10.84	0.69	5.71
Median	38,280	8.63	0.45	14.19	11.48	71.68	7.70	83.71	11.67	0.00	0.00	0.00	12.23	0.47	3.64

COMPARABLE GROUP (10)
Average	58,798	16.99	1.54	19.57	15.36	89.29	10.09	92.40	16.26	0.32	2.04	23.52	11.05	0.75	6.59
Median	51,754	13.73	1.18	14.31	10.49	84.55	8.34	88.79	12.08	0.28	2.02	26.47	10.55	0.72	6.63

COMPARABLE GROUP
EFBI EAGLE FIN BANCORP	26,531	16.15	0.55	13.57	29.36	119.00	16.64	119.00	32.39	0.05	0.31	9.09	13.98	0.58	3.76
EQFN EQUITABLE FINANCIAL CORP	34,367	10.98	0.76	11.09	14.45	98.98	8.69	108.19	14.48	0.00	0.00	0.00	8.78	0.68	7.05
FSFG FIRST SAVINGS FINANCIAL GF	107,393	45.80	5.43	54.17	8.43	84.56	6.48	98.40	8.36	0.66	1.44	12.15	7.66	1.01	9.93
HMNF HMN FINANCIAL	69,630	14.38	1.73	18.03	8.31	79.75	8.08	82.73	10.02	0.00	0.00	0.00	10.13	0.91	8.18
HFBL HOME FED BANCORP OF LOUI	43,219	23.30	2.29	27.56	10.17	84.54	8.33	84.54	10.04	0.64	2.75	27.95	9.85	0.94	8.48
IROQ IF BANCORP	58,729	16.40	1.12	22.75	14.64	72.08	7.99	72.81	14.50	0.55	3.35	49.11	11.08	0.59	5.16
MSVB MID-SOUTHERN SAVINGS BAN	44,779	12.56	0.32	10.59	39.25	118.61	20.59	118.61	39.42	0.08	0.64	25.00	17.36	0.55	2.96
PBIP PRUDENTIAL BANCORP	99,228	11.11	1.24	14.58	8.96	76.19	8.35	80.19	13.60	0.69	6.21	55.65	10.96	0.58	5.40
SVBI SEVERN BANCORP	78,695	6.16	0.57	9.31	10.81	66.13	8.61	66.45	10.56	0.16	2.60	28.07	13.02	0.89	6.22
WVFC WVS FINANCIAL CORP	25,405	13.07	1.42	14.05	9.20	93.05	7.16	93.05	9.23	0.40	3.06	28.17	7.69	0.77	8.81

Exhibit 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - SECOND STAGE OFFERING

Generations Bancorp NY, Inc.

Pricing ratios and parameters:
		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings (X)	P/E	26.48	15.36	10.49	13.68	11.19
Price to core earnings (X)	P/CE	26.48	16.26	12.08	15.14	11.72
Price to book value	P/B	60.53%	89.29	84.55	81.08	79.26
Price to tangible book value	P/TB	63.09%	92.40	88.79	88.35	86.27
Price to assets	P/A	6.48%	10.09	8.34	9.86	9.09

Pre conversion earnings	(Y)	$867,000	For the twelve months ended June 30, 2020
Pre conversion core earnings	(CY)	$867,000	For the twelve months ended June 30, 2020
Pre conversion book value	(B)	$29,338,000	At June 30,2020
Pre conversion tang. book value	(TB)	$27,665,000	At June 30,2020
Pre conversion assets	(A)	$372,320,000	At June 30,2020

Conversion expense	(X)	8.65%	Percent sold	(PCT)	60.10%
ESOP stock purchase	(E)	8.00%	Option % granted	(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	17.70%
ESOP term (yrs.)	(T)	25	Option maturity	(OM)	5
RRP amount	(M)	4.00%	Option % taxable	(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share	(P)	$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		0.31%
Investment rate of return, net	(RR)	0.24%

VALUATION CORRELATION AND CONCLUSIONS:
			Gross Proceeds
	Exchange	Public	of Public	Exchange	Total	TOTAL
	Shares Issued	Shares Issued	Offering	Ratio	Shares Issued	VALUE
Midpoint	997,500	1,502,500	$15,025,000	1.0150	2,500,000	$25,000,000

Minimum	847,875	1,277,125	$12,771,250	0.8627	2,125,000	$21,250,000
Maximum	1,147,125	1,727,875	$17,278,750	1.1672	2,875,000	$28,750,000

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Generations Bancorp NY, Inc.

At the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$12,771,250
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$11,471,250

2.	Generation of Additional Income

Net offering proceeds	$11,471,250
Less: Stock-based benefit plans (2)	1,532,550
Less: Cash contribution to foundation	0
Plus MHC consolidation	16,373
Net offering proceeds invested	$9,955,073

Investment rate, after taxes	0.24%

Earnings increase - return on proceeds invested	$24,380
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	32,286
Less: Stock-based incentive plan expense, net of taxes	80,714
Less: Option expense, net of applicable taxes	42,837
Net earnings increase (decrease)	$(131,457)

3.	Comparative Pro Forma Earnings

	Net	Core
Before conversion - 12 months ended 6/30/20	$867,000	$867,000
Net earnings increase (decrease)	28,093	28,093
After conversion	$895,093	$895,093

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion - 6/30/20	$29,338,000	$27,665,000
Net cash conversion proceeds	11,471,250	11,471,250

After conversion	$40,809,250	$39,136,250

5.	Comparative Pro Forma Assets

Before conversion - 12/31/17	$372,320,000
Net cash conversion proceeds	11,471,250

After conversion	$383,791,250

(1)  Represents gross proceeds of public offering.

(2)  Represents ESOP and stock-based incentive plans.

(3)  ESOP and RRP are omitted from net worth.

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Generations Bancorp NY, Inc.

At the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$15,025,000
Less:Estimated offering expenses	1,300,000
Net offering proceeds	$13,725,000

2. Generation of Additional Income
Net offering proceeds	$13,725,000
Less:Stock-based benefit plans(2)	1,803,000
Less: Cash contribution to foundation	0
Plus MHC consolidation	16,373
Net offering proceeds invested	$11,938,373

Investment rate, after taxes	0.24%

Earnings increase - return on proceeds invested	$29,237
Less:Estimated cost of ESOP borrowings	0
Less:Amortization of ESOP borrowings, net of taxes	37,983
Less:Stock-based incentive plan expense, net of taxes	94,958
Less:Option expense, net of applicable taxes	50,396
Net earnings increase (decrease)	$(154,100)

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion - 12 months ended 6/30/20	$867,000	$867,000
Net earnings increase	33,613	33,613
After conversion	$900,613	$900,613

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion - 6/30/20	$29,338,000	$27,665,000
Net cash conversion proceeds	13,725,000	13,725,000

After conversion	$43,063,000	$41,390,000

5. Comparative Pro Forma Assets

Before conversion - 12/31/17	$372,320,000
Net cash conversion proceeds	13,725,000

After conversion	$386,045,000

  (1)  Represents gross proceeds of public offering.

  (2)  Represents ESOP and stock-based incentive plans.

  (3)  ESOP and RRP are omitted from net worth.

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Generations Bancorp NY, Inc.

At the MAXIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$17,278,750
Less:Estimated offering expenses	1,300,000
Net offering proceeds	$15,978,750

2. Generation of Additional Income
Net offering proceeds	$15,978,750
Less:Stock-based benefit plans(2)	2,073,450
Less: Cash contribution to foundation	0
Plus MHC consolidation	16,373
Net offering proceeds invested	$13,921,673

Investment rate, after taxes	0.24%

Earnings increase - return on proceeds invested	$34,094
Less:Estimated cost of ESOP borrowings	0
Less:Amortization of ESOP borrowings, net of taxes	43,681
Less:Stock-based incentive plan expense, net of taxes	109,202
Less:Option expense, net of applicable taxes	57,956
Net earnings increase (decrease)	$(176,744)

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion - 12 months ended 6/30/20	$867,000	$867,000
Net earnings increase	39,132	39,132

After conversion	$906,132	$906,132

4. Comparative Pro Forma Net Worth  (3)

	Total	Tangible
Before conversion - 6/30/20	$29,338,000	$27,665,000
Net cash conversion proceeds	15,978,750	15,978,750

After conversion	$45,316,750	$43,643,750

5. Comparative Pro Forma Assets

Before conversion - 12/31/17	$372,320,000
Net cash conversion proceeds	15,978,750

After conversion	$388,298,750

  (1)  Represents gross proceeds of public offering.

  (2)  Represents ESOP and stock-based incentive plans.

  (3)  ESOP and RRP are omitted from net worth.

EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

				Premium or (discount) from comparable group.
	Generations Bancorp NY, Inc.			Average	Median
Midpoint:
Price/earnings	26.48	x		72.40%	152.43%
Price/book value	60.53%		*	(32.21)%	(28.41)%
Price/assets	6.48%			(35.78)%	(22.30)%
Price/tangible book value	63.09%			(31.72)%	(28.94)%
Price/core earnings	26.48	x		72.40%	152.43%

Minimum of range:
Price/earnings	22.64	x		47.40%	115.82%
Price/book value	54.05%		*	(39.47)%	(36.07)%
Price/assets	5.54%			(45.09)%	(33.57)%
Price/tangible book value	56.47%			(38.89)%	(36.40)%
Price/core earnings	22.64	x		47.40%	115.82%

Maximum of range:
Price/earnings	30.26	x		97.01%	188.47%
Price/book value	66.45%		*	(25.58)%	(21.41)%
Price/assets	7.40%			(26.66)%	(11.27)%
Price/tangible book value	69.11%			(25.21)%	(22.16)%
Price/core earnings	30.26	x		97.01%	188.47%

*   Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B. A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)       commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)       violation of securities or commodities laws or regulations;

(iii)       violation of depository institution laws or regulations;

(iv)       violation of housing authority laws or regulations;

(v)       violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)       adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser
August 28, 2020	/s/ Michael R. Keller
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Seneca-Cayuga Bancorp, Inc., in the amount of $38,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ Michael R. Keller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 28th day of August 2020.

/s/ Janet M. Mohr
NOTARY PUBLIC

JANET M MOHR
NOTARY PUBLIC-OHIO
UNION COUNTY
MY COMMISSION EXPIRES
DECEMBER 2, 2022